U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(d) OF THE
               SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 19,
1999


CHIEF CONSOLIDATED MINING COMPANY
(Exact name of Registrant as Specified in Its Charter)


Arizona
(State or other jurisdiction of incorporation or organization)


87-0122295
(I.R.S. Employer ID. No.)


500 Fifth Avenue, Suite 1021, New York, NY 10110-1099
(Address of Principal Executive Offices)


212-354-4044
(Issuer's Telephone Number, Including Area Code)


Item 5.  Other Events

Registrant entered into a stock purchase agreement dated as of November 19, 1999, annexed hereto as Exhibit (c) (i) with Dimeling, Schreiber & Park, (DS&P), a private investment partnership that makes equity investments in a broad range of middle market companies. The Stock Purchase Agreement provides for the sale of 3,500,000 shares of a convertible common stock for $7,000,000 payable at the time of sale. The shares will be convertible into registrant's existing common stock on a one share for one share basis. DS&P has the right under the Stock Purchase Agreement to purchase an additional 5,000,000 shares of convertible common stock for $10,000,000 payable at the time of such sale. DS&P will determine whether or not to exercise this right based upon the progress of exploration and development of the Holmansville area located in the Tintic Mining District of Utah. DS&P's right to purchase the additional 5,000,000 shares expires December 31, 2002. Details of the rights and preferences of the convertible common stock issue and various other aspects of the transaction will be contained in a proxy statement to be mailed to shareholders of registrant in December 1999 for a meeting of shareholders to be held on December 29, 1999, at which time shareholder approval of amendments to the Articles of Incorporation and the stock purchase transaction will be sought. Directors will also be elected at the meeting.

Item 7.  Financial Statements and Exhibits

(c) The exhibits shall be furnished in accordance with the provisions of Item 601 of Regulation S-K.

     (i) Stock Purchase Agreement ("Stock Purchase Agreement") dated as of November 19, 1999 between Chief Consolidated Mining Company and Dimeling, Schreiber & Park.
     (ii) Registration Rights Agreement dated as of November 19, 1999 between Chief Consolidated Mining Company and Dimeling, Schreiber & Park, constituting Exhibit A to the Stock Purchase Agreement.
     (iii) Form of Warrant issued to Dimeling, Schreiber & Park by Chief Consolidated Mining Company dated as of November 19, 1999, constituting Exhibit B to the Stock Purchase Agreement.
     (iv) News Release issued by registrant November 23, 1999 announcing Stock Purchase Agreement between registrant and DS&P referred at Item 5 above.
     (v) Second News Release issued by registrant November 23, 1999 announcing further details of Stock Purchase Agreement with DS&P.



                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         CHIEF CONSOLIDATED MINING COMPANY
                         (Registrant)





November 30, 1999        /s/LEONARD WEITZ
                    (Signature and Title)
                    Leonard Weitz
                    President, Chairman of the Board of
                    Directors, and
                    Principal Executive Officer



Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

This Form 8-K contains statements which are not historical facts, and therefore are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, the following: the failure of registrant's shareholders to approve the proposed transaction described herein, the net proceeds from the sale of stock to be received by registrant if the transaction is approved by the shareholders are not sufficient for registrant to complete the intended work and projects; even if the amount of funds from the stock sale is sufficient to complete the work and projects, registrant is unable to initiate profitable mining activities at the Trixie Mine and/or mining from the Homansville area is not commercially feasible. Refer to the Company's Form 10-QSB and 10-KSB reports filed with the Securities and Exchange Commission.


                    STOCK PURCHASE AGREEMENT

                         BY AND BETWEEN

                CHIEF CONSOLIDATED MINING COMPANY

                               AND

                   DIMELING, SCHREIBER & PARK

                        TABLE OF CONTENTS
Section
Page(s)

1.   DEFINITIONS                                           3

2.   TRANSACTIONS AND CLOSING                              7
     2.1  Sale and Purchase of the Convertible Common Stock7
     2.2  Description of Tranches                          7
     2.3  Assignment of Right to Purchase Shares           8
     2.4  Registration Rights                              8
     2.5  Warrant.                                         8
     2.6  Certificates                                     9
     2.7  Conditions of Closing                            9
          (a)  Tranche A Closing Conditions                9
          (b)  Tranche B Closing Conditions               10
     2.8  Failure to Meet or Waiver of Closing Conditions 11
          (a)  Tranche B Closing Conditions               11
          (b)  Redemption of Tranche A Stock              11

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY        12
     3.1  Capitalization                                  12
     3.2  Consents, Authorizations and Binding Effect     12
     3.3  Organization and Standing                       13
     3.4  Equity Investments; Subsidiaries                13
     3.5  Financial Statements                            13
     3.6  Accounts Receivable and Accounts Payable        14
     3.7  Assets                                          15
     3.8  Patents, Trademarks and Copyrights, etc         15
     3.9   Litigation                                     15
     3.10 Taxes                                           16
     3.11 Contracts and Commitments                       17
     3.12 Compliance with Law; Permits and Authorizations;
          Environmental and Safety Matters                18
     3.13 Use of Proceeds                                 20
     3.14 No Consent or Approval Required                 20
     3.15 Brokers                                         20
     3.16 Employee Benefit Plans                          20
     3.17 Disclosure                                      22
     3.18 Books and Records                               23
     3.19 Investment Company                              23
     3.20 Registration Rights                             23
     3.21 Insurance                                       23
     3.22 Employees                                       23
     3.23 Real Estate                                     23

4.    COVENANTS OF THE COMPANY                            25
     4.1  Shareholder Approval                            25
     4.2  Dividends and Directors                         25
     4.3  Conduct of the Business                         26
     4.4  Full Access                                     26
     4.5  Preemptive Rights                               26

5.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR       27
     5.1  Organization, Standing, etc                     27
     5.2  Acts and Proceedings; Enforceability of Agreements   27
     5.3  No Brokers or Finders                           27
     5.4  Restricted Securities                           27
     5.5  Investment Intent                               28
     5.6  Sophisticated Investor                          28

6.   INDEMNIFICATION                                      28
     6.1  Indemnification                                 28
     6.2  Certain Procedures                              29
     6.3  Survival of Representations and Warranties      29
     6.4  Limitations to Assertion of Indemnity Claims for
          Breach of Representations and Warranties        30

7.   MISCELLANEOUS                                        30
     7.1  Expenses                                        30
     7.2  Public Announcements                            30
     7.3  Descriptive Headings                            30
     7.4  Notices                                         30
     7.5  Counterparts                                    31
     7.6  Governing Law                                   31
     7.7   Waivers and Amendments                         32
     7.8  Entire Agreement                                32
     7.9  Specific Performance, Remedies                  32
     7.10 Severability                                    32
     7.11 Interpretation                                  32



                    STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT, dated as of November 19, 1999 (this "Agreement"), is by and between Chief Consolidated Mining Company, an Arizona corporation, the common stock of which is publicly traded (the "Company"), and Dimeling, Schreiber & Park, a Pennsylvania general partnership (the "Investor").
                      W I T N E S S E T H:
     WHEREAS, the Company is engaged in the business of owning, developing and managing precious metal mining properties;
     WHEREAS, the Company desires to raise capital for use in the funding of operations of the Company's Trixie Property and the initial exploration and development of the Homansville Property, and the Investor desires to provide such funding subject to the conditions set forth herein;
     WHEREAS, the Company desires to offer and sell to the Investor up to a total of 8,500,000 shares ("Shares") of the Company's Convertible Common Stock, par value $0.50 per share ("Convertible Common Stock"), and the Investor wishes to acquire all or part of such Shares in accordance with the terms and subject to the conditions set forth in this Agreement; provided, however, that the Investor's purchase of such Shares of the Convertible Common Stock shall be made in two (2) installments, with the first installment of 3,500,000 shares (the "Tranche A Stock") being purchased for Seven Million Dollars ($7,000,000), and the second installment of 5,000,000 shares (the "Tranche B Stock") being purchased for a total of Ten Million Dollars ($10,000,000);
     WHEREAS, the Tranche A Stock will be purchased and sold at the Tranche A Closing upon the satisfaction of the Tranche A Closing Conditions, and the Tranche B Stock will be purchased and sold at the Tranche B Closing upon the satisfaction of the Tranche B Closing Conditions;
     WHEREAS, the Company desires to issue and the Investor desires to accept the Warrant to purchase additional Convertible Common Stock upon the terms and conditions set forth herein; and
     WHEREAS, certain capitalized terms used herein have the meanings set forth in Section 1 hereof.
     NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions set forth herein, the Company and the Investor, intending to be legally bound, hereby agree as follows:

DEFINITIONS
     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:
          "Affiliate" of any particular Person means any other
Person which directly or indirectly controls, is controlled by, or is under common control with such other Person, where
"control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding the
foregoing, and except as otherwise provided by the Securities act or other applicable law, in no event shall the Company or any of its Affiliates be deemed an Affiliate of the Investor or any of the Investor's Affiliates, nor shall the Investor or any of its
Affiliates be deemed an Affiliate of the Company or any of its
Affiliates.
          "Amendment" - as defined in Section 2.7
          "Assignees" - as defined in Section 2.3.
          "Benefit Plans" - as defined in Section 3.16.
          "Business Day" - any day other than a Saturday, Sunday,
      public holiday under the laws of Arizona.
          "Convertible Common Stock" - as defined in the
      Recitals.
          "Closing" - as defined in Section 6.3.
          "Closing Date" - the date and time of which the Closing
      actually takes place.
          "Common Stock" - as defined in Section 3.1.
          "Company" - as defined in the Recitals of this
      Agreement.
          "Defined Benefit Plan - as defined in Section 3.16. "Designations" - as defined in Section 2.7.
          "Environmental Lien" - any lien, whether recorded or
      unrecorded, in favor of any governmental entity, relating
      to the liability of the Company arising under any
      Environmental Law.
          "Environmental Law" - any legal requirement, whether
      now existing or subsequently enacted or amended, relating
      to (a) pollution or protection of the environment,
      including natural resources, (b) exposure of Persons,
      including but not limited to employees, to Hazardous
      Materials, (c) protection of the public health or welfare
      from the effects of products, by-products, wastes,
      emissions, discharges, migration, or releases of Hazardous
      Materials or (d) regulation of the manufacture,
      formulation, packaging, labeling, distribution,
      generation, transportation, handling, treatment, storage
      or disposal.  Without limitation, "Environmental Law"
      shall also include (a) any Governmental Authorization
      issued pursuant to any Environmental Law and the terms and conditions thereof and (b) the Comprehensive Environmental
      Response, Compensation and Liability Act of 1980, 42
      U.S.C.  9601 et seq., the Resource Conservation and
      Recovery Act of 1976, as amended, 42 U.S.C.  6901 et
      seq., the Clean Water Act, 33 U.S.C. 1251 et seq., Clean
      Air Act, as amended, 42 U.S.C.  7401 et seq., Toxic
      Substances Control Act, 15 U.S.C.  2601 et seq.,
      Hazardous Materials Transportation Act, 49 U.S.C.  5101,
      et seq., Occupational Safety and Health Act of 1970, as
      amended, 29 U.S.C.  651 et seq., Emergency Planning and
      Community Right-to-Know Act, 42 U.S.C.  11001 et seq.,
      Safe Drinking Water Act, as amended, 42 U.S.C.  300(f)
      et seq., and any similar or implementing state law, and
      all amendments, rules, regulations and guidance documents
      promulgated thereunder.
          "ERISA" - the Employee Retirement Income Security Act
      of 1974 or any successor law, as amended, and regulations
      and rules issued pursuant to that Act or any successor
      law.
          "Hazardous Activity" - the distribution, generation,
      handling, importing, management, manufacturing,
      processing, production, refinement, Release, storage,
      transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous
      Materials in, on, under, about, or from the Properties or
      any part thereof into the environment, and any other act,
      business, operation, or thing that increases the danger,
      or risk of danger, or poses an unreasonable risk of harm
      to persons or property on or off the Properties, or that
      may affect the value of the Properties.
          "Hazardous Materials" - any waste or other substance
      that is listed, defined, designated, or classified as, or
      otherwise determined to be, hazardous, radioactive, or
      toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all
      derivatives thereof or synthetic substitutes therefor,
      asbestos or asbestos-containing materials, radon and urea-
      formaldehyde.
          "Homansville Property" - 2,800 acres in East Tintic
      Mining District of Utah: 2,500 of such acres are owned by
      Tintic Utah Metals LLC, in which the Company holds 75%
      limited liability company interest.  300 of such acres are owned by Central Standard Consolidated Mining Company, in
      which the Company owns 23% of the outstanding shares.
          "Indemnified Persons"--as defined in Section 10.2.
          "IRC"--the Internal Revenue Code of 1986 or any
     successor law, as amended, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.
          "IRS"--the United States Internal Revenue Service or
     any successor agency, and, to the extent relevant, the
     United States Department of the Treasury.
          "Knowledge" - A Person shall be deemed to have
     "Knowledge" of a particular fact or other matter if such
     Person or, if such Person is not an individual, any
     individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such
     Person or an employee with primary responsibility in
     connection with a particular subject matter (or in any
     similar capacity) (i) has, or at any time had, knowledge of such fact or other matter or (ii) could be expected to
     discover or otherwise become aware of such fact or other
     matter in the course of conducting a reasonably
     comprehensive investigation concerning the existence of such fact or other matter.
          "Latest Balance Sheet" - The Balance Sheet set forth in
     the Company's Form 10-QSB as filed for the period ended
     September 30, 1999.
          "Liens" - mortgages, liens, security interests,
     pledges, charges or other encumbrances of any kind.
          "Material Adverse Effect" - the occurrence or existence
     of a material adverse effect on the business, results of
     operations, financial condition, assets, liabilities or
     prospects of the Company taken as a whole.
          "Multi-Employer Plan" - has the meaning given in
     Section 3.16.
          "Occupational Safety and Health Law" - any legal
     requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health
     hazards, and any program, whether governmental or private
     (including those promulgated or sponsored by industry
     associations and insurance companies), designed to provide safe and healthful working conditions.
          "Other Agreements" - has the meaning given in Section
     3.2.
          "PBGC" -the Pension Benefit Guaranty Corporation, or
     any successor thereto.
          "Person" - any individual, corporation (including any
     non-profit corporation), general or limited partnership,
     limited liability company, joint venture, estate, trust,
     association, organization, labor union, or other entity or
     Governmental Body.
          "Permitted Liens" - tax materialmen's or like liens for obligations not yet due and payable or which are being contested by the Company in good faith.
          "Plan" - has the meaning given in ERISA  3(3).
          "Plan Sponsor" - has the meaning given in ERISA
     3(16)(B).
          "Preferred Stock" - as defined in Section 3.1.
          "Property" - the Trixie Mine Property and the
     Homansville Property and any other property in which the
     Company has an interest as disclosed in its SEC filings.
          "Purchase Price" - $2.00 per share of Convertible
     Common Stock.
          "Registration Rights Agreement" - as defined in Section
     2.4.
          "Release" - any spilling, leaking, emitting,
     discharging, depositing, escaping, leaching, dumping, or
     other releasing into the environment, whether intentional or unintentional.
          "Representative" - with respect to a particular Person,
     any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal
     counsel, accountants, and financial advisors.
          "Securities Act" - the Securities Act of 1933 or any
     successor law, as amended, and regulations and rules issued pursuant to that Act or any successor law.
          "Securities Exchange Act" - the Securities Exchange Act
     of 1934 or any successor law, as amended, and regulations
     and rules issued pursuant to that Act or any successor law.
          "SEC" - Securities and Exchange Commission.
          "Tax" or "Taxes" - federal, state, county, local,
     foreign or other income, gross receipts, ad valorem,
     franchise, profits, sales or use, transfer, registration,
     excise, utility, environmental, communications, real or
     personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.
          "Tax Return" - returns, declarations, reports, claims
     for refund, information returns or other documents
     (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements related to any Taxes.
          "Threatened" - a claim, proceeding, dispute, action, or
     other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a
     claim, Proceeding, dispute, action, or other matter is
     likely to be asserted, commenced, taken, or otherwise
     pursued in the future.
          "Tranche A Stock" - as defined in the Recitals.
          "Tranche B Stock" - as defined in Recitals.
          "Tranche A Closing Conditions" - as defined in Section
     2.7.
          "Tranche B Closing Conditions" - as defined in Section
     2.7.
          "Tranche A Closing " - as defined in Section 2.2.
          "Tranche B Closing " - as defined in Section 2.2.
          "Tranche A Purchase Price" - as defined in Section 2.2.
          "Tranche B Purchase Price" - as defined in Section 2.2.
          "Trixie Property" - the gold and silver mine located in
     the East Tintic Mining District of Utah.  The Property is
     owned by Chief Gold Mines, Inc., a wholly owned subsidiary of the Company.
          "Warrant" - as defined in Section 2.5.
2.   TRANSACTIONS AND CLOSING.
   2.1.      Sale and Purchase of the Convertible Common Stock.
       (a)  Subject to the terms hereof and the satisfaction of the
          Tranche A Closing Conditions, the Company shall sell to the Investor, and the Investor shall purchase from the Company, at the Tranche A Closing, the Tranche A Stock.
(b)  Subject to the terms hereof and the satisfaction of the
Tranche B Closing Conditions, the Company shall sell to the
Investor, and the Investor shall purchase from the Company, at the Tranche B Closing, the Tranche B Stock.
   2.2.      Description of Tranches.
       (a) Subject to satisfaction of the Tranche A Closing Conditions, the closing of the purchase and sale of the Tranche A Stock (the "Tranche A Closing") will take place at the offices of the Investor's counsel, Reed Smith Shaw & McClay LLP, 2500 One Liberty Place, Philadelphia, PA 19103 at 10:00 A.M. (local time), on December 30, 1999. At the Tranche A Closing, the Company will sell, issue and deliver to the Investor, and the Investor will purchase and accept from the Company, the Tranche A Stock at a purchase price of $2.00 per share for a total Purchase Price of Seven Million Dollars ($7,000,000) (the "Tranche A Purchase Price").
(b)  Subject to satisfaction of the Tranche B Closing Conditions, the closing of the purchase and sale of the Tranche B Stock (the
"Tranche B Closing") will take place at the offices of the
Investor's counsel, Reed Smith Shaw & McClay LLP, 2500 One
Liberty Place,  Philadelphia, PA 19103 at 10:00 A.M. (local
time), on a date designated by the Investor as otherwise mutually agreed upon by the parties.  At the Tranche B Closing, the
Company will sell, issue and deliver to the Investor, and the
Investor will purchase and accept from the Company, the Tranche B
Stock at a purchase price of $2.00 per share for a total Purchase
Price of Ten Million Dollars ($10,000,000) (the "Tranche B
Purchase Price").
       All funds paid hereunder shall be paid by wire transfer of immediately available funds to a bank account to be specified by the Company.
   2.3.      Assignment of Right to Purchase Shares.  The Investor
       may assign its rights to purchase Shares hereunder, in whole or in part, to one or more other Persons designated by the Investor ("Assignees"); provided that if such Assignee is not an Affiliate of Investor or any partner of Investor or its Affiliates, no such assignment shall be made without the consent of the Company, which consent shall not be unreasonably withheld and which shall be deemed granted if the Company has not refused in writing to consent within fifteen (15) days of receipt of Investor's notice to Company of a proposed assignment; and provided further that
       (i) no such assignment shall affect the obligations of the
       Investor to the Company under this Agreement, and (ii) each
       Assignee shall have executed and delivered to the Company a certificate making the representations and warranties made by the Investor in Sections 4.3 through 4.6 of this Agreement, and representations and warranties comparable to those set forth in Sections 4.1 and 4.2 of this Agreement (as appropriate for each Assignee's form of organization or individual status). In the event that the Investor makes any such assignment to an Assignee, all references contained herein to the "Investor" shall include such Assignees (subject to clause (i) of the foregoing proviso), the Investor shall be entitled to act on behalf of such Assignees for all purposes of this Agreement, and any notice given by the Company to the Investor shall be deemed given to such Assignees.
   2.4.      Registration Rights.  The Company shall grant to the
       Investor registration rights appurtenant to the Convertible
       Common Stock upon conversion thereof. Such rights shall be exercisable by the Investor three (3) times upon demand and an unlimited number of times as piggyback rights upon the public offering of other securities of the Company. Such rights are more fully described in and are subject to the provisions of the Registration Rights Agreement in the form of Exhibit A hereto ("Registration Rights Agreement").
   2.5.      Warrant.  Simultaneously with the Tranche A Closing and
       as additional consideration for the purchase of Shares hereunder, the Company shall issue to the Investor a warrant, in the form of Exhibit B hereto, to purchase that number of shares of
       Convertible Common Stock, which would cause, after taking into account the conversion of such purchased shares plus the conversion of the Convertible Common Stock held by the Investor immediately prior to the exercise of such Warrant, the Investor to hold 68% of the then issued and outstanding common stock of the Company ("Warrant"). Such Warrant shall be exercisable after the Tranche B Closing at a price of $2.25 per share by the
       Investor upon the sale, merger, consolidation, or other business combination of the Company, or upon the effective date of a registration statement of the Company's Common Stock in a public offering under the Securities Act.
   2.6.      Certificates. At each of the Tranche A and Tranche B
       closings, the Company shall deliver one or more certificates evidencing the appropriate number of shares of Convertible Common Stock being purchased at such Closing and bearing the following legend:
          The shares evidenced by this certificate are not
          registered under the Securities Act of 1933, as
          amended, including the rules and regulations
          promulgated thereunder ("Securities Act"), and
          these shares may not be transferred, sold,
          assigned or otherwise conveyed unless they are
          registered under the Securities Act or, in the
          opinion of counsel for the Company, an exemption
          from such registration is available.
       Upon the request of the Investor and upon delivery to
       the Company of the legended certificates accompanied
       by an opinion of counsel to the Company that such
       legend is no longer required, the Company will issue
       to the Investor unlegended share certificates in
       exchange for those delivered by the Investor.
   2.7.      Conditions of Closing.
       (a)  Tranche A Closing Conditions.  The obligations of the
          Investor to consummate the Tranche A Closing shall be subject to the satisfaction (or waiver by the Investor) of each of the following conditions (the "Tranche A Closing Conditions"):
(i)  Articles of Amendment and Restatement of Articles of
Incorporation.  The Company shall have caused the amendment and restatement of its Articles of Incorporation, including, among other things, provision for the authorization and issuance of the Convertible Common Stock ("Designations") in the form set forth as Exhibit C hereto (the "Amendment"), to have been duly
authorized, adopted, executed, acknowledged by all necessary corporate action, including, without limitation, the requisite vote of its stockholders at a meeting duly called for such
purpose, and such amendment shall have been filed with the
Arizona Corporation Commission.
(ii) Registration Rights Agreement.  The Company and the Investor
shall have executed and delivered the Registration Rights
Agreement.
(iii)     Representations, Warranties and Covenants.  All
representations and warranties of the Company and the Investor contained in this Agreement, the Registration Rights Agreement, the Warrant and all other agreements between the Company and the
Investor and any certificates, schedules and exhibits delivered in connection therewith shall be true in all material respects as of the Tranche A Closing and the Company and the Investor shall have performed in all material respects each its covenants
contained herein or therein to be performed prior to such date.
(iv) Opinion of Counsel.  The Company shall have delivered to the
Investor the opinions of Mariscal, Weeks, McIntyre & Friedlander,
P.A., Arizona counsel to the Company, and Howard Weitz, P.C. to the Company, each dated as of the Tranche A Closing, in the form to be reasonably agreed upon by the parties.
(v)  Secretary's Certificate.  The Company shall have delivered to the Investor a certificate of the Secretary or an Assistant
Secretary of the Company substantially in the form of Exhibit D.
(vi) No Legal Prohibitions.  Neither the Company nor the Investor
shall be subject, as of the Tranche A Closing, to any injunction or other legal prohibition against consummation of the
transactions contemplated by this Agreement.
(vii)     No Pending Litigation. There shall be no suit, action,
proceeding or investigation pending by or before any court or governmental authority which either (1) seeks to prohibit or restrain, or seeks material damages or penalties in respect of, the transactions contemplated herein, or (2) is reasonably
likely, if determined adversely to the Company or the Investor, to impose or result in liabilities, costs, damages or losses to the Company or the Investor of more than $25,000.
(b)  Tranche B Closing Conditions.  The obligations of the
Investor to consummate the Tranche B Closing shall be subject to the satisfaction (or waiver by the Investor) of each of the
following conditions (the "Tranche B Closing Conditions"):
(i)  Satisfaction of  Tranche A Closing Conditions.  Each of
Tranche A's Closing Conditions shall have been satisfied, and the
Tranche A Closing shall have been consummated.
(ii) Determination Regarding Homansville Property.  The Investor
shall have determined, in its sole discretion, based upon
documentation provided by the Company, that the Homansville
Property is a commercially viable mining project.
(iii)     Representations, Warranties and Covenants.  All
representations and warranties of the Company and the Investor contained in this Agreement,  the Registration Rights Agreement, the Warrant and all other agreements between the Company and the
Investor and any certificates, schedules and exhibits delivered in connection therewith shall be true in all material respects as of the Tranche B Closing (except for changes therein (x) in the ordinary course of business which do not have a Material Adverse
Effect or (y) as approved by the Investor and the Board of
Directors of the Company after the date of the Tranche A
Closing), and the Company and the Investor shall have performed in all material respects each of its covenants contained herein or therein to be performed prior to such date.
(iv) Closing Certificate.  The Company shall have delivered to the Investor a certificate, executed by the President of the
Company, certifying that all representations and warranties of the Company contained in this Agreement, the Registration Rights
Agreement, the Warrants and all other agreements between the
Company and the Investor and any certificates, schedules and exhibits delivered in connection are true in all material
respects as of the Tranche B Closing (except for changes therein
(x) permitted or contemplated by this Agreement, or (y) as
approved by the Investor and the Board of Directors of the
Company after the date of the Tranche B Closing) and that the
Company has performed in all material respects each of  its
covenants contained herein or therein to be performed prior to such date.
(v)  No Legal Prohibitions.  Neither the Company nor the Investor
shall be subject, as of the Tranche B Closing, to any injunction or other legal prohibition against consummation of the
transactions contemplated by this Agreement.
(vi) No Pending Litigation.  There shall be no suit, action, proceeding or investigation pending by or before any court or governmental authority which either (1) seeks to prohibit or restrain, or seeks material damages or penalties in respect of, the transactions contemplated herein, or (2) is reasonably
likely, if determined adversely to the Company or the Investor, to impose or result in liabilities, costs, damages or losses to the Company or the Investor of more than $25,000.
2.8.      Failure to Meet or Waiver of Closing Conditions.
(a)  Tranche B Closing Conditions.  If the closing conditions for the Tranche B Closing are not satisfied by the Company or the
Investor prior to December 31, 2002, the Investor's right to purchase the Tranche B Stock shall terminate.
(b)  Redemption of Tranche A Stock.  In the event the Tranche B
Closing has not occurred on or before December 31, 2002 and the
Investor's right to purchase the Tranche B Stock has terminated, the Investor shall have the right to sell all or part of the
Tranche A Stock to the Company, and the Company shall be required to purchase such shares at a purchase price equal to $2.00 per share.  Such Shares shall be purchased by the Company in an
amount not to exceed (except at the option of the Company) the lesser of 50% of Excess Cash Flow or 20% of the originally issued
Tranche A Stock per year commencing December 1, 2003 and
continuing until all such Shares have been repurchased at the earliest possible date; provided, however, the Company shall not be obligated to purchase any Convertible Common Stock issued to the Investor in the form of distributions or dividends on the originally issued Tranche A Stock or any share of Common Stock into which the Tranche A Stock was converted.  For purposes of this Section 2.8, "Excess Cash Flow" of the Company means
earnings before interest, taxes, depreciation, depletion, and amortization, less capital expenditures, less principal payments on outstanding indebtedness.
3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
   The Company hereby represents and warrants to the Investor as follows:
3.1.      Capitalization.  The authorized capital stock of the
Company as of the date hereof prior to the filing of the
Amendment authorizing the creation of the Convertible Common
Stock to be sold hereunder, consists of (a) 1,500,000 shares of preferred stock, par value $.50 per share (the "Preferred
Stock"), and (b) 20,000,000 shares of common stock, par value
$.50 per share (the "Common Stock").  As of the date hereof (and prior to the consummation of the transactions contemplated
hereby), there are 5,168 shares of Preferred Stock and 7,954,601 shares of Common Stock outstanding.  All outstanding shares of
Preferred Stock and Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, and no
liability attaches to the ownership thereof.  As of the date hereof, 16,441 shares of the Company's Common Stock are held in
Treasury.  The Company has outstanding an offer to holders of all shares of the Preferred Stock to exchange their shares for Common
Stock on a share for share basis.  Other than as set forth on
Schedule 3.1 hereto and as otherwise provided herein, there are no subscription, warrant, option, convertible security or other rights (contingent or otherwise) to purchase or otherwise acquire any of the shares of the capital stock of the Company, and there are no commitments by the Company to issue shares, subscriptions, warrants, options, convertible securities or other such rights.
Except as set forth on Schedule 3.1 hereto and as otherwise
provided herein, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.  Except as set forth in such Schedule or the Amendment, there are no voting trusts or agreements, preemptive rights or, to the knowledge of the Company, any proxies relating to any securities of the
Company (whether or not the Company is a party thereto).  All of the outstanding shares of the capital stock of the Company were issued in compliance with all applicable federal and state
securities laws.
   3.2. Consents, Authorizations and Binding Effect. Except as required for the Amendment and as otherwise specifically set forth herein, no consent, approval, authorization or waiver of, and no notice to, any Person whatsoever is necessary or required for the Company's execution, delivery and performance of this Agreement, the Warrant, the Registration Rights Agreement, and
       any other instrument delivered in connection herewith or
       therewith ("Other Agreements").  This Agreement and Other
       Agreements have been or will be duly executed and delivered by the Company and, subject to the approval of its shareholders, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The execution, delivery and performance of this Agreement and Other Agreements will not (a) conflict with, result in the breach of or constitute a default under any agreement, restriction or other instrument to which the Company is a party or by which the Company may be bound or affected, or
       (b) constitute a violation of any statute, ordinance, judgment, order, decree, regulation or rule of any court, governmental authority or arbitrator relating to the Company. The Shares and the Convertible Common Stock underlying the Warrant, upon
       approval by the Company's shareholders and the filing of the Amendment, will be duly authorized and, when issued in accordance with this Agreement or the Warrant, will be (1) validly issued, fully paid and nonassessable, and (2) free and clear of all liens, charges, restrictions, claims and encumbrances.  Prior to the Tranche A Closing, the shares of Common Stock issuable upon conversion of the Convertible Common Stock will be duly and validly reserved for issuance upon conversion of the Convertible Common Stock purchased by the Investor, and the shares of Convertible Common Stock to be issued upon exercise of the
       Warrant will be duly and validly reserved for issuance upon exercise of the Warrant, and such shares, when so issued, will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of all liens, charges, restrictions, claims and encumbrances. The issuance, sale and delivery of the Shares and the Convertible Common Stock to be issued pursuant to the Warrant are not subject to any preemptive right, right of first refusal or other right in favor of any Person.
   3.3.      Organization and Standing.  The Company is a
       corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified and in good standing as a foreign corporation in all states in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not result in a Material Adverse Effect. The Company has heretofore delivered to the Investor complete and correct copies of the Company's Articles of Incorporation, as amended, and the By-Laws, as amended and in effect on the date hereof.
   3.4.      Equity Investments; Subsidiaries.  Except as set forth
       on Schedule 3.4, the Company does not own, directly or
       indirectly, any capital stock or other equity interest, in any corporation, association, trust, partnership, joint venture or other business entity. True, correct and complete copies of all documents reflecting investments or ownership by the Company in any subsidiaries have been made available to Investor for
       inspection at the Company's offices in New York, New York.
   3.5.      Financial Statements.   True and complete copies of (i)
       the Company's Annual Report on Form 10-K for the fiscal years ended December 31, 1997 and December 31, 1998, (ii) Company's
       Proxy Statements dated November 16, 1998 and, (iii) Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended
       March 31, 1999, June 30, 1999 and September 30, 1999, (items (i) through (iii) collectively referred to herein as the "Exchange
       Act Filings") have been delivered to Investor. The Exchange Act Filings, as of their respective filing dates, did not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed to the Investor in writing, in materials filed by the Company pursuant to the Securities Act or the Securities Exchange Act, or set forth in press releases that have been made public by the Company
       (including, but not limited to, those from time to time posted at or available through Nasdaq's website at http://www.nasdaq.com), there has been no Material Adverse Effect since September 30, 1999. Except as set forth on Schedule 3.5, since the date of the Latest Balance Sheet, the Company has conducted its business only in the ordinary course of business consistent with past custom and practice, and has incurred no liabilities or obligations whatsoever other than in the ordinary course of business consistent with past custom and practice. Without limitation of the foregoing and except as set forth on Schedule 3.5 since the Latest Balance Sheet Date, the Company has not:
       (a) voluntarily or involuntarily sold, transferred, abandoned, surrendered, subjected to a Lien or otherwise disposed of any assets or property rights except in the ordinary course of business consistent with past custom or practice;
(b) changed any accounting principles, methods or practices utilized by it or changed any of its depreciation rates or amortization policies or rates;
(c) made any capital expenditure in excess of $100,000 except in the ordinary course of business.
(d) made any loan or advance to any party other than a wholly-owned subsidiary other than loans in the aggregate amount of $482,500 to Tintic Utah Metals, LLC, in which the Company owns a 75% interest;
(e) issued, redeemed or purchased any stock, bond or corporate security or declared or made any payment or distribution on or with respect to its capital stock;
(f) incurred debt, liabilities, or obligations of any nature whether accrued, absolute, contingent, direct, indirect, perfected or otherwise and whether due or to become due except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business consistent with past custom and practice;
(g) increased the compensation payable to any of its officers, employees or agents except in the ordinary course consistent with past practice; or
(h) entered into any other material transaction, or committed to any of the foregoing, not otherwise disclosed herein.
   3.6. Accounts Receivable and Accounts Payable. The accounts payable, accrued expenses and accounts receivable of the Company reflected on the Latest Balance Sheet, and all accounts payable, accrued expenses and accounts receivable of the Company arising since the date thereof, arose from bona fide transactions in the ordinary course of business and are, to the best knowledge of the Company, collectible in full, subject to the allowance for uncollectible accounts set forth on the Latest Balance Sheet.
   3.7. Assets Except as set forth in Schedule 3.7 hereto, the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its Properties, free and clear of all Liens, except for Permitted
       Liens, and except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet. The Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted, including, without limitation, the Trixie Property and the Homansville Property.
   3.8. Patents, Trademarks and Copyrights, etc. Except as set forth on Schedule 3.8 attached hereto, the Company owns, or is licensed or otherwise authorized to use, all patents, trademarks, trade names, copyrights, technology, know-how, processes and other intellectual property used by the Company in the conduct of its business as presently and as proposed to be conducted.
       Schedule 3.8 attached hereto contains a complete list of (a) all patents owned and all trademarks, trade names, service marks and copyrights owned or used by the Company, all applications therefor and all licenses and other agreements relating thereto, and (b) all agreements relating to technology, know-how, processes and other intellectual property which the Company is licensed or authorized to use by others. To the best knowledge of the Company, no claims have been asserted by any person (i) to the effect that any activities of the Company infringe on any patents or (ii) that oppose the use of any such trademarks, trade names, copyrights, technology, know-how, processes or other intellectual property or (iii) that challenge or question the validity or effectiveness of any such license or agreement. To the best knowledge of the Company, the Company's activities and the Company's use of such patents, trademarks, trade names, copyrights, technology, know-how, processes or other intellectual property do not infringe on the rights of any Person. All filings with governmental entities for the maintenance of and enforcement of the Company's patents, trademarks, trade names, service marks and copyrights have been made on a timely basis, except as set forth in Schedule 3.8.
   3.9. Litigation. Except as set forth on Schedule 3.9 attached hereto, there is no action, suit, claim, proceeding or governmental investigation now pending or, to the Knowledge of the Company, Threatened against or affecting the Company, nor, to the Knowledge of the Company, does there exist any valid basis therefor. None of the matters disclosed on Schedule 3.9 is expected to have a Material Adverse Effect. Except as set forth on Schedule 3.9, neither the Company nor its business is bound or materially affected by any judgment, order, writ, injunction or decree of any court or governmental authority. The Company is not in violation or default of any judgment, order, writ, injunction or decree of any court or governmental authority.
3.10.
       Taxes.
       (a) Except as set forth on Schedule 3.10, the Company has filed all Tax Returns which it is required to file under applicable laws and regulations; all such filed Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects, and all Taxes shown thereon as being due and owing have been paid; the Company has paid all Taxes due and owing by it for which no Tax Return is required, and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; the Company has not waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet is adequate to pay all outstanding Tax liabilities of the Company for all periods ending prior to and including such Latest Balance Sheet date and the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company and does not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company has not incurred any liability for Taxes other than in the ordinary course of business; no foreign, Federal, state or local Tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company; and no information related to Tax matters has been requested by any foreign, Federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, Federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's Tax liability.
(b)  The Company has not made an election under IRC 341(f).  The
Company is not liable for any Taxes of another Person (i) under Treas. Reg. 1.1502-6 (or comparable provisions of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or indemnity or (iv) otherwise. The Company is not a party to any Tax sharing agreement. The Company has disclosed on its Federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC
6662(d)(2)(B)(i)) did not exist at the time the return was filed. The Company has not made any payments, is not obligated to make payments, and is not party to any agreement that could obligate it to make any payments, that would not be deductible under IRC 280G.
(c) Except as set forth on Schedule 3.10, the Company is not, and has never been, a member of any Affiliated Group as defined in IRC 1504 (or any similar group under state, local or foreign law) that has filed a consolidated return for Federal, state, local or foreign income Tax purposes.

   3.11.     Contracts and Commitments.
       (a)  Except as expressly contemplated by this Agreement or as set forth in Schedule 3.11 hereto, the Company is not a party to or bound by any written or oral:
          (i)  management agreement or other contract relating to the
               Company's management or operation of any property, other than agreements involving the payment of less than $50,000 per year which are not otherwise material to the Company's business;
(ii) contract for the employment of any officer, individual
employee or other Person on a full-time, part-time, consulting or other basis or contract relating to loans to officers, directors or Affiliates of the Company;
(iii)     pension, profit sharing, stock option, employee stock
purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;
(iv) contract under which the Company has advanced or loaned to any other Person amounts in the aggregate exceeding $50,000;
(v)  agreement or indenture relating to borrowed money or other indebtedness or the mortgaging, pledging or otherwise placing a
Lien on any material asset or material group of assets of the
Company;
(vi) guarantee of any obligation, or power of attorney granted to any Person;
(vii)     lease or agreement under which the Company is lessee of
or holds or operates any property, real or personal, owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $50,000;
(viii)    lease or agreement under which the Company is lessor of
or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;
(ix) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $50,000 during any 12-month period;
(x)  assignment, license, indemnification or agreement with
respect to any intangible property;
(xi) agreement under which it has granted any person any
registration rights (including, without limitation, demand and piggyback registration rights);
(xii)     contract or agreement prohibiting it from freely
engaging in any business or competing anywhere in the world; or
(xiii)    any other agreement which is material to its operations
and business as presently proposed to be conducted.
       (b)  All the contracts, agreements and instruments set forth in
          Schedule 3.11 hereto are valid, binding and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to general principles of equity (whether considered in a proceeding in equity or at law). The Company is not in default under any such contract, agreement or instrument, nor has the Company received any claim of default under any such contract, agreement or instrument, in each case which defaults could, in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company under any such contract, agreement or instrument which defaults, breaches or events of noncompliance could, in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has no present expectation or intention of not fully performing in all material respects all such obligations, and the Company does not have knowledge of any breach or anticipated breach by the other parties to any such contract, agreement, instrument or commitment which breaches could, in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)  The Company has delivered to the Investor's counsel a true and correct copy of each of the written instruments, plans,
contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are
referred to in Schedule 3.11 hereto, together with all
amendments, waivers or other changes thereto.
   3.12.     Compliance with Law; Permits and Authorizations;
       Environmental and Safety Matters.
       (a) The Company has complied in all material respects with all applicable federal, state, local or foreign laws, regulations, ordinances and rulings (including common law), including, without limitation, all applicable requirements under the Securities Act and the Securities Exchange Act and Occupational Safety and
          Health Law.  Set forth in Schedule 3.12 attached hereto is a complete and accurate list of all material licenses, permits and authorizations issued by governmental authorities which are held, or applied for, by the Company or by any Person which it manages, including all governmental authorizations necessary to operate the properties which the Company currently operates.  Such licenses, permits and authorizations are all the licenses, permits and authorizations required for the conduct of the
          Company's business as presently conducted and as proposed to be conducted, and such licenses, permits and authorizations are in full force and effect and no violations are or have been recorded in respect thereof, nor is there any proceeding pending or, to the best knowledge of the Company, threatened, to limit or revoke the same.
(b)  Except as set forth in Schedule 3.12 hereto:
          (i)  The Company has complied in all material respects with and is currently in compliance in all material respects with all Environmental Laws, and the Company has not received any oral or written notice, report, order, or information regarding any material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) for any contribution toward the performance of corrective, investigatory or remedial obligations or any assessment of damages to or restoration of natural resources, arising under Environmental Law which relate to the Company, any of its properties or facilities, or any property to which any waste generated, or any substance used, by the Company or any predecessor to the Company has been transported for treatment, storage, or disposal.
          (ii) Without limiting the generality of the foregoing, the
               Company has obtained and complied in all material respects with, and is currently in compliance in all material respects with, all permits, licenses and other authorizations that are required pursuant to any Environmental Law for the occupancy of its Properties or facilities or the operation of its business. A list of the permits, licenses and other authorizations issued to the Company pursuant to Environmental Law (if any) is set forth on Schedule 3.12 hereto.
(iii)     Neither this Agreement nor the consummation of the
transactions contemplated by this Agreement shall impose any obligations on the Company for site investigation or cleanup, or notification to or consent of any governmental agencies or third parties under any Environmental Law (including, without
limitation, any so-called "transaction-triggered" or "responsible property transfer" laws and regulations).
(iv) The Company has not engaged in any Hazardous Activity or treated, stored, disposed of, arranged for or permitted the
disposal of, transported, handled or Released any substance
(including, without limitation, any Hazardous Materials or waste)
or owned, occupied or operated any facility or property, so as to give rise to material liabilities of the Company for response costs, natural resource damages or attorneys fees pursuant to
CERCLA or any other Environmental Law.
(v)  To the Knowledge of the Company, none of the following
exists at any property or facility owned, occupied or operated by the Company:
               (1)  underground storage tanks or surface impoundments;
(2)  any friable or damaged asbestos-containing materials; or
(3)  materials or equipment containing polychlorinated biphenyls.
          (vi) The Company has not expressly assumed, undertaken or
               indemnified any Person for, or to its Knowledge by operation of law assumed or undertaken, any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental Law.
(vii)     No Environmental Lien has attached to any property
owned, leased or operated by the Company which could reasonably be expected to result in a Material Adverse Effect.
   3.13.     Use of Proceeds.  The net proceeds received by the
       Company from the sale of the Convertible Common Stock shall be used by the Company to fund the operations of the Trixie
       Property, including the rehabilitation of the concentrating mill to process Trixie and Homansville ore, and to fund the initial exploration and development of the Homansville Property to the extent necessary in the opinion of Investor the Company's Board of Directors determine the viability of such property; provided, however, that to the extent the Company has expended general working capital for the purposes set forth in the preceding clause during the 24-month period immediately preceding the date of the Tranche A Closing, the Company may apply a portion of the proceeds equal to such expenditures to general working capital purposes; and provided further, that the Company shall place the proceeds in investments approved by Investor during any period between receipt and application to such uses.
   3.14.     No Consent or Approval Required.  Neither (a) the
       registration of the Convertible Common Stock under the Securities
       Act (assuming the accuracy of the Investor's representations and warranties set forth in Sections 4.4 through 4.6), (b) the consent of any Person, nor (c) except for the filing of the
       Amendment and approvals required under state securities or blue sky laws, if any (all of which, if applicable, have been or will be obtained prior to the Tranche A Closing or Tranche B Closing as appropriate), the authorization, consent, approval or other order of any governmental agency or body, is required for the valid authorization, execution and delivery by the Company of this Agreement, or for the valid authorization, issuance, sale and delivery of the Convertible Common Stock to Investor.
   3.15.     Brokers.  No person or firm has, or will have, any
       right, interest or valid claim against the Company or the
       Investor, for any commission, fee or other compensation as a finder or broker or in any similar capacity as a result of any act or omission by the Company or anyone acting on behalf of the
       Company in connection with any transaction contemplated by this
       Agreement other than Clarence Otto McGowan.
   3.16.     Employee Benefit Plans.  Except as set forth in
       Schedule 3.16 attached hereto, the Company does not maintain or sponsor, nor is it required to make contributions to, any
       pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan.  Except as set forth in Schedule
       3.16 attached hereto, all pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay,
       medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of ERISA, in which the
       Company's employees participate (such plans and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements, other than any "multiemployer plan"
       (within the meaning of Section 3(37) of ERISA), being hereinafter referred to as the "Benefit Plans" and any such multiemployer plans being hereinafter referred to as the "Multiemployer Plans")
       comply with all applicable requirements of the Department of
       Labor and the IRS, and with all other applicable law, except where the violation of or non-compliance with such requirements or laws, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and the Company has not taken or failed to take any action with respect to the
       Benefit Plans or Multiemployer Plans which might create any liability on the part of the Company, except where any such action or failure to act, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each "fiduciary" (within the meaning of Section 3(21)(A) of ERISA) as to each Benefit Plan and as to each Multiemployer Plan has complied with the requirements of ERISA and all other applicable laws in respect of each such Plan, except where the violation of or non-compliance with such requirements or laws, singly or in the aggregate, could not reasonably be expected to have a
       Material Adverse Effect.  The Company has furnished to the
       Investor copies of all existing Benefit Plans and Multiemployer
       Plans and all financial statements, actuarial reports and annual reports and returns filed with the IRS with respect to such
       Benefit Plans and Multiemployer Plans, if any. Such financial statements and actuarial reports and annual reports and returns are true and correct in all material respects, and none of the actuarial assumptions underlying such documents have changed since the respective dates thereof. In addition:
       (a)  Each Benefit Plan intended to be qualified under IRC Section
          401(a) has received a favorable determination letter from the IRS as to its qualification thereunder;
(b)  No Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) (hereinafter referred to as the "Defined Benefit Plans") or Multiemployer Plan has
incurred an "accumulated funding deficiency" (within the meaning of IRC Section 412(a)), whether or not waived;
(c)  No "reportable event" (within the meaning of Section 4043 of
ERISA) has occurred with respect to any Defined Benefit Plan or any Multiemployer Plan;
(d)  The Company has not withdrawn (partially or totally within the meaning of ERISA) from any Benefit Plan or any Multiemployer
Plan and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will result in the withdrawal (partially or totally within the meaning of ERISA) from any Benefit Plan or any Multiemployer Plan, or in any withdrawal or other liability of any nature to the Company under any Benefit Plan or any Multiemployer Plan;
(e)  No "prohibited transaction" (within the meaning of Section
406 of ERISA or IRC Section 4975(c)) has occurred with respect to any Benefit Plan or any Multiemployer Plan;
(f)  No provision of any Benefit Plan or of any agreement, and no act or omission of the Company, in any way limits, impairs,
modifies or otherwise affects the right of the Company
unilaterally to amend or terminate any Benefit Plan subject to the requirements of applicable law;
(g)  Except as set forth on Schedule 3.16 attached hereto, there are no contributions which are or hereafter will be required to have been made to trusts in connection with any Benefit Plan that would constitute a "defined contribution plan" (within the
meaning of Section 3(34) of ERISA), with respect to services rendered by the Company's employees prior to the date of the
Tranche A Closing;
(h)  Other than claims in the ordinary course for benefits with respect to the Benefit Plans or Multiemployer Plans, there are no actions, suits or claims (including claims for income Taxes, interest, penalties, fines or excise Taxes with respect thereto)
pending with respect to any Benefit Plan or any Multiemployer
Plan, or, to the knowledge of the Company, any circumstances which might give rise to any such action, suit or claim
(including claims for income Taxes, interest, penalties, fines or excise Taxes with respect thereto);
(i)  All material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any
governmental agency have so been filed in a timely fashion;
(j)  The Company has not incurred any liability to the PBGC
(except for required premium payments).  No notice of termination has been filed by the plan administrator (pursuant to Section
4041 of ERISA) or issued by the PBGC (pursuant to Section 4042 of
ERISA) with respect to any Benefit Plan subject to ERISA. There has been no termination of any Defined Benefit Plan or any
related trust by the Company; and
(k)  The Company does not have any obligation to provide health or other welfare benefits to former, retired or terminated
employees of the Company, except as specifically required under
IRC Section 4980B. The Company has substantially complied with the notice and continuation requirements of IRC Section 4980B and the regulations thereunder.
   3.17.     Disclosure.  Neither this Agreement nor any other
       document, certificate or written statement furnished to the
       Investor by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.  There is no fact known to the Company which
       materially adversely affects or could reasonably be expected to have a Material Adverse Effect which has not been set forth in this Agreement or in the other documents, certificates or
       statements furnished to the Investor by or on behalf of the
       Company pursuant hereto.
   3.18.     Books and Records.  The books and records of the
       Company are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of the Company set forth in the financial statements. All of such books and records have been made available for inspection by the Investor and its representatives.
   3.19.     Investment Company.  The Company is not an "investment
       company" within the meaning of the Investment Company Act of
       1940, as amended, and will not, as a result of the transactions contemplated hereby, become an "investment company."
   3.20.     Registration Rights.  Except as set forth in the
       Registration Rights Agreement, the Company is not under any contractual obligation to register any of its currently
       outstanding securities or any of its securities that may
       hereafter be issued.
   3.21.     Insurance.  Schedule 3.21 contains a description of
       each insurance policy maintained by the Company with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Tranche A Closing.  The Company is not in default in any material respect with respect to its obligations under any insurance policy maintained by it, and the
       Company has not been denied insurance coverage.  Except as set forth on Schedule 3.21 hereto, the Company does not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-
       insurance programs.
   3.22.     Employees.  The Company has no knowledge that any
       executive or key employee of the Company or any group of
       employees of the Company has any plans to terminate employment with the Company.  The Company has complied in all material respects with all laws relating to the employment of labor
       (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes), and the Company has no knowledge that it has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances).  Neither the Company nor any of its
       employees are subject to any noncompete, nondisclosure,
       confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or
       currently proposed business activities of the Company, except for any employment agreements and with the Company.
   3.23.     Real Estate.  Schedule 3.23 lists and describes briefly
       all real property owned, leased or subleased to the Company and all other real property which is used in the business of the
       Company and not owned by the Company (the "Real Property").  The
       Company has made available to the Investor or its representatives correct and complete copies of the deeds, leases and subleases relating to the property listed on Schedule 3.23.
       (a)  With respect to each of the Leases, and except as set forth on the attached Schedule 3.23,
          (i)  each such Lease is valid, binding and enforceable in
               accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to general principles of equity (whether considered in a proceeding in equity or at law), and each such Lease will continue to be valid, binding and enforceable (subject to the foregoing exceptions) and in full force and effect on identical terms immediately following the Tranche A Closing;
(ii) the Company is not in default under or in breach of such
Leases, nor has the Company received any claim of default or breach under such Leases, in each case which defaults and
breaches could, in the aggregate, reasonably be expected to
result in a Material Adverse Effect;
(iii)     no event has occurred which with the passage of time or
the giving of notice or both would result in a default, breach or event of noncompliance by the Company under any such Lease which defaults, breaches or events of noncompliance could, in the
aggregate, reasonably be expected to result in a Material Adverse
Effect;
(iv) the Company does not have a present expectation or intention of not fully performing in all material respects all of its
obligations pursuant to the Leases, and the Company has no
Knowledge of any breach or anticipated breach by the other
parties to any such Lease which breaches could in the aggregate reasonably be expected to result in a Material Adverse Effect;
(v)  there are no material disputes, oral agreements, or
forbearance programs in effect as to such Lease;
(vi) such Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to the Investor; and
(vii)     the Company has not assigned, transferred, conveyed,
mortgaged, deeded in trust or encumbered any interest in such
Lease.
       (b)  The Company has good and marketable title to all the real property reflected as owned in the books and records of the
          Company. Except as set forth in Schedule 3.23, all real property owned by the Company is free and clear of all Liens and is not subject to any rights of way, building use restrictions,
          exceptions, variances, reservations, or limitation of any nature except, with respect to all such Property,
          (i)  Mortgages or security interests securing specified
               liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,
(ii) Liens for current Taxes not yet due, and
(iii)     Minor imperfections of title, if any, none of which is
substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and zoning laws and other land use restrictions that do not impair the present or anticipated use of the Property subject thereto.  All buildings, plants, and
structures owned by the Company lie wholly within the boundaries of real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.
4.   COVENANTS OF THE COMPANY
   4.1.      Shareholder Approval.  The Company shall use its best
       efforts to obtain the requisite vote of shareholders for the approval of the Amendment.
   4.2.      Dividends and Directors.  The Company hereby covenants
       to the Investor as follows:
       (a)  So long as any Convertible Common Stock is outstanding:
          (i)  an 8% dividend is payable thereon;
(ii) until the earlier of the Tranche B Closing or December 31,
2002, the Company will not declare any dividends other than the
8% dividend on the Convertible Common Stock;
(iii)     the Company shall issue no Convertible Common Stock
other than pursuant to this Agreement, the Warrant and as
dividends on the Convertible Common Stock issued pursuant to this
Agreement and the Warrant without the consent of Investor;
(iv) the 8% dividend is payable to the Investor in Convertible
Common Stock for the periods ending December 31, 2000 and 2001 as a simple dividend and for all periods after the earlier of
December 31, 2002 or the Tranche B Closing as a cumulative
dividend, provided, however, that such cumulative dividends shall accrue on a daily basis, based on actual days elapsed since
payment of the most recent dividend and provided further that no dividends are payable if the Investor owns 68% or more of the equity of the Company.
       (b)  The Board of Directors shall consist of seven persons and the Investor shall have the right to appoint four directors;
          provided, however, that such right shall terminate upon
          redemption of all of the Tranche A Stock required to be redeemed under Section 2.8, if applicable, or when the Investor ceases to own more than 10% of the outstanding Common Stock on a fully diluted basis.
   4.3.      Conduct of the Business.   Between the date hereof and
       the Tranche A Closing the Company shall conduct its business only in the ordinary course of business consistent with past custom and practice, and shall incur no liabilities or obligations whatsoever other than in the ordinary course of business
       consistent with past custom and practice.  The Company will use its best efforts to preserve its business and shall maintain insurance disclosed on Schedule 3.21 in full force and effect.
   4.4.      Full Access.       The Investor and its Representatives
       shall have full access during normal business hours to the books, records, assets and personnel of the Company to conduct such examination and investigation of the Company and its business as the Investor reasonably deems necessary.  The Company will provide promptly to Investor copies of all documents provided to the Securities and Exchange Commission and its other
       shareholders.
   4.5.      Preemptive Rights.    For so long as Investor or any of
       its Affiliates owns not less than 10% of the Common Stock of the
       Company, assuming conversion of the Convertible Common Stock, that it acquires pursuant to this Agreement, Investors and its
       Affiliates shall have the right to purchase any New Securities that the Company may hereafter from time to time propose to sell and issue (whether or not presently authorized) for cash,
       including, shares from the treasury of the Company, in the ratio that the number of Shares Investor or its Affiliates holds on a fully diluted basis at the time of issue bears to the total number of shares then outstanding on a fully diluted basis.  The purchase price for such New Securities shall be the price at which such New Securities are proposed to be issued.  The Company shall give Investor written notice of a proposed issuance of New Securities (a "Proposed Issuance") at least 30 days prior to the date of the Proposed Issuance.  Such notice shall set forth the terms and conditions of the Proposed Issuance.  The rights granted pursuant to this Section shall be deemed waived by
       Investor if it or its Affiliates do not exercise such right in whole or in part by written notice to the Company and pay for the
       New Securities as to which Investor or its Affiliates exercised such rights within 30 days of receipt of notice of the Proposed
       Issuance.  "New Securities" shall mean any shares of common stock or other equity securities of the Company, whether now authorized or not, and any rights, options or warrants to purchase such shares or other equity securities of any type whatsoever that are or may become convertible into said shares of common stock or other equity securities; provided, however, that "New Securities"
       does not include (i) any securities to be issued in connection with an underwritten public offering pursuant to a registration statement filed with the Securities and Exchange Commission, (ii)
       any securities to be issued in connection with a merger, an acquisition of stock or assets, consolidation or other type of business combination so long as such transaction is an
       arms-length transaction, (iii) any securities issuable upon conversion or exercise of convertible securities, options or warrants currently outstanding or issued in connection herewith or shall be issued in compliance with the terms of this
       Section 4.4, (iv) securities to be issued to employees pursuant to a plan approved by the Board of Directors, (v) securities issued in connection with any pro rata stock split or stock dividend of the Company, and (vi) any bona fide equity kicker which may be issued to any person principally providing debt financing to the Company in an arms-length transaction and any securities which may be issued upon exercise or conversion of the same.
5.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.
   The Investor hereby represents and warrants to the Company as follows:
   5.1.      Organization, Standing, etc.  The Investor will hold
       the Convertible Common Stock as the general partner of Dimeling, Schreiber & Park Reorganization Fund II, L.P. ("Fund"), a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Fund has all requisite partnership power and authority to own its properties and to carry on its business as now conducted.
   5.2.       Acts and Proceedings; Enforceability of Agreements.
       The Investor has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder.  All action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement by the Investor, and the
       performance of all obligations of the Investor hereunder and thereunder, has been taken.  This Agreement has been duly
       executed and delivered by authorized officers of the Investor and constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to general principles of equity (whether considered in a proceeding in equity or at law).  When the Registration
       Rights Agreement shall have been executed and delivered by the
       Investor and the other parties thereto, the Registration Rights
       Agreement shall be duly authorized, executed and delivered by the Investor, and shall constitute a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to applicable bankruptcy, insolvency,
       reorganization, moratorium and other laws affecting the rights of creditors generally and to general principles of equity (whether considered in a proceeding in equity or at law).
   5.3.      No Brokers or Finders.  No person, firm or entity has
       or will have, as a result of any act or omission of the Investor, any right, interest or valid claim against the Company or the
       Investor for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement other than Clarence Otto McGowan.
   5.4.      Restricted Securities.  The Investor understands that
       none of the Shares have been registered under the Securities Act, or registered or qualified under any state securities laws, and that the Investor may not transfer the Shares in a manner
       inconsistent with their status as restricted securities, subject to registration pursuant to the Registration Rights Agreement.
   5.5.      Investment Intent.  The Shares are being purchased for
       the Fund's own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.  The Investor
       understands that the Shares have not been registered under the
       Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2)
       thereof, that certificates representing the Shares shall bear a restrictive legend (which legend shall be removed by the Company at the request of the Investor when appropriate) and that the reliance of the Company and others upon this exemption is
       predicated in part upon this representation and warranty by the
       Investor.  The Investor was not formed for the specific purpose of purchasing the Shares.
   5.6.      Sophisticated Investor.  The Investor has such
       knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision. The Investor is capable of bearing the economic risk inherent in ownership of the Shares and
       retaining the Shares for an indefinite period.  The Investor has been given the opportunity to ask questions of, and receive and evaluate answers and information from, the Company concerning the
       Company and the terms and conditions of its investment in the
       Shares, and has been provided with, or had access to, such documents and other information as it deems necessary or useful in its evaluation of the merits and risks of an investment in the
       Shares.
6.   INDEMNIFICATION.
   6.1.      Indemnification.
       (a)  From and after the date hereof, but subject to the
          conditions and limitations hereinafter set forth, the Company shall indemnify and save harmless the Investor from and against any and all loss, cost, damage or expense (including court costs and reasonable attorneys' fees) whatsoever (i) asserted against or incurred by Investor resulting from or arising out of any breach of any representation, warranty, certification or covenant of the Company contained in this Agreement or made in any
          certificate or agreement of the Company delivered pursuant hereto, or (ii) incurred by the Company as a result of any of the Shares not having been issued in compliance with all applicable state and federal securities laws (so long as the Investor's representations and warranties contained in Sections 5.4 through
          5.6 have not been breached).
(b)  From and after the date hereof, but subject to the
conditions and limitations hereinafter set forth, the Investor shall indemnify and save harmless the Company from and against any and all loss, cost, damage or expense (including court costs and reasonable attorneys' fees) whatsoever asserted against or incurred by the Company resulting from or arising out of any breach of any representation, warranty, certification or covenant of the Investor contained in this Agreement or made in any
certificate or agreement of the Investor delivered pursuant
hereto.
(c)  For purposes of this Section 6.1, any qualification of
representation or warranty by reference to the materiality of matters stated therein and any limitation of such representations and warranties to the extent of the "Knowledge of" or as "known to"  the maker thereof (or like qualifications) shall be
disregarded in determining any breach thereof.
   6.2.      Certain Procedures.  In the event that the Investor or
       the Company (as applicable, the "Claimant") desires to make a claim against the other party to this Agreement (the
       "Indemnitor") under this Section 6, the Claimant shall give prompt written notice to the Indemnitor of any actions, suits, proceedings, and demands at any time instituted or made against
       Claimant (or, with respect to clause (ii) of Section 6.1(a), against the Company), and of any loss, cost, damage or expenses incurred by Claimant (or the Company) and for which the Claimant claims a right to indemnification hereunder; provided, however, that the Claimant's failure to promptly give such notice shall not affect the obligations of an Indemnitor under this Section 6 except to the extent that any defense or counterclaim otherwise available to Indemnitor shall have been prejudiced or the
       Indemnitor's obligations shall otherwise have been increased as a consequence of such failure. The Claimant shall, at the time of giving such notice, if the Indemnitor shall agree in writing that it would have responsibility to indemnify under this Section 6, give the Indemnitor full authority to defend, adjust, compromise or settle the action, suit, proceeding or demand on which such notice is based, in the name of the Claimant or otherwise as the Indemnitor shall elect unless, (a) there is a conflict or potential conflict of interest between the Claimant and the
       Indemnitor in such action, suit or proceeding, as advised by
       Claimant's counsel, or (b) in the reasonable judgment of
       Claimant, an adverse determination of such action, suit or proceeding could be materially detrimental to the Claimant's reputation or future business prospects.  In the event of any claims under Section 6 hereof for indemnification, the Claimant shall advise the Indemnitor in writing of the amount and
       circumstances surrounding said claim.  Notwithstanding the foregoing, the Company shall promptly notify the Investor of any claim made against the Company alleging that any Shares were not issued in compliance with all applicable federal or state
       securities laws.
   6.3.      Survival of Representations and Warranties.  The
       representations and warranties and covenants made by the parties in this Agreement or in any certificate delivered pursuant hereto shall survive the Tranche A Closing and/or the Tranche B Closing
       (each a "Closing" and, collectively, the "Closings") (i) with respect to those representations and warranties set forth in paragraphs 3.1, 3.3, 3.13 and 3.20, without limit as to time,
       (ii) with respect to the representations, warranties set forth in paragraphs 3.10 and 3.12(b), until the expiration of the applicable statute of limitations, (iii) with respect to all other representations and warranties for a period of three years after the applicable Closing, and (iv) with respect to the covenants set forth in Section 4 shall survive so long as any
       Convertible Common Stock or Warrants are outstanding.  Any claim made on the basis of any alleged breach of such representations and warranties must be identified to the party against whom such claim is asserted before the expiration of the survival period
       (if any) applicable thereto, as set forth in the preceding sentence.
   6.4.      Limitations to Assertion of Indemnity Claims for Breach
       of Representations and Warranties.  Notwithstanding anything in paragraph 6.1 to the contrary, no Claimant shall be entitled to indemnification hereunder with respect to any claim pursuant to subparagraphs 6.1(a)(i) or 6.1(b) for breach of any representation or warranty made as of a Closing contained in this Agreement or in any certificate delivered at such Closing pursuant to this Agreement unless notice of such claim shall have been given pursuant to paragraph 6.2 before the expiration of the survival period applicable to such representation and warranty
       (if any) set forth in paragraph 6.3.
7.   MISCELLANEOUS.
   7.1.      Expenses.  Upon each of the Tranche A and Tranche B
       Closings, the Company shall pay the expenses incurred by it and the Investor, including, without limitation, the cost of Arizona counsel, any costs of filing under the Hart Scott Rodino Act, and any broker's fees, in connection with the negotiation, execution, delivery and performance of this Agreement and the other
       Agreements incurred, as to the Tranche A Closing, prior to and including the date thereof, and as to the Tranche B Closing, during the period between the Tranche A Closing through the date of the Tranche B Closing.  If the Tranche A Closing does not occur, Investor will bear its own costs, and the Company will be responsible for its own costs including, without limitation, the costs of Arizona counsel and any Hart Scott Rodino Act fees;
       provided however, if the Tranche A Closing does not occur because the Company has breached its obligations hereunder, the Company will reimburse Investor for all fees, costs and expenses incurred by the Investor in connection with the negotiations, execution, delivery and performance of this Agreement and the Other
       Agreements.
   7.2.      Public Announcements.  Unless required by law, any
       public announcement or similar publicity with respect to this
       Agreement or the transaction contemplated herein will be issued, if at all, at such time and in such manner as the Company and
       Investor mutually shall determine.
   7.3.      Descriptive Headings.  The descriptive headings of this
       Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this
       Agreement.
   7.4.      Notices.  All notices and other communications
       hereunder or in connection herewith shall be deemed to have been duly given if they are in writing and: (a) sent by telecopy, with receipt confirmed, provided that a copy is mailed by certified mail, return receipt requested; (b) delivered personally or by a nationally recognized overnight courier service; or (c) sent by registered or certified mail, return receipt requested and first-
       class postage prepaid, to the following:
          if to the Company:  Chief Consolidated Mining Company
                              Executive Offices
                              500 Fifth Avenue
                              Suite 1021
                              New York, NY 10010-1099
                              Attention:   Leonard Weitz,
                              President
                              Facsimile:  (212) 354-4412

          with a copy to:     Howard Weitz, P.C.
                              51 East 42nd Street
                              New York, New York 10017
                              Attention: Howard Weitz, Esq.
                              Facsimile:  (212) 661-4314

          if to the Investor: Dimeling, Schreiber & Park.
                              1629 Locust Street
                              Philadelphia, PA  191033
                              Attention: Richard R. Schreiber
                              Facsimile: (215) 546-9160

          with a copy to:     Reed Smith Shaw & McClay LLP
                              2500 One Liberty Plaza
                              Philadelphia, PA   19103
                              Attention: Lori L. Lasher, Esq.
                              Facsimile: (215) 851-1420

       Notices shall be deemed given: (a) when sent, if by telecopy; (b) when received, if delivered personally or by overnight courier service; and (c) three (3) Business Days after deposit with the United States Postal Service, if sent by registered or certified mail as specified herein. Any party desiring to change the address or telecopy number to which notices are to be sent shall send such a notice to the other party in accordance with this Section.

   7.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
   7.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard for principles of conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction and venue of the Courts of the Commonwealth of Pennsylvania and the County of Philadelphia and/or the United States District Court for the Eastern District of Pennsylvania, and appellate courts from any thereof, in connection with any action, suit or other proceeding arising out of or relating to this Agreement and, with respect to any such action, suit or other proceeding, waives any objection which such party may have at any time to the laying of venue of any such action, suit or proceeding and any objection which such party may have that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and each such party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at its respective address set forth herein, or by such other means as may be appropriate pursuant to applicable law.
   7.7. Waivers and Amendments. Any term or provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties, except that any waiver of any term or condition, or any amendment or supplementation of this Agreement, must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights thereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.
   7.8. Entire Agreement. This Agreement (including documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof.
   7.9. Specific Performance, Remedies. The parties hereto agree that, in the event that any of the provisions of this Agreement required to be performed after the Closing or the termination of this Agreement, as the case may be, are not performed in accordance with their specific terms or are otherwise breached, the non-breaching party would be irreparably damaged thereby and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the non-breaching party may be entitled at law or in equity, such party shall be entitled to specific performance and injunctive relief to prevent breaches of the provisions of this Agreement, and specifically to enforce such terms and provisions in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.
   7.10. Severability In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect.
   7.11. Interpretation. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that consequently any rule of construction to the effect that any ambiguities are to be resolved against the drafting party is not applicable in the interpretation of this Agreement or any exhibits hereto.




     IN WITNESS WHEREOF, the Investor and the Company have executed and delivered this Agreement by the duly authorized officers all as of the date first written above.




                                   CHIEF CONSOLIDATED MINING
                                   COMPANY
                                   By
                                   Its:
                                   DIMELING, SCHREIBER & PARK


                                   By:
                                         Name:_________________
                                         Title:__________________




THIS WARRANT AND ANY SHARES OF CONVERTIBLE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT
  NOR ANY SUCH SHARES MAY BE TRANSFERRED IN THE ABSENCE OF SUCH
     REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.


 THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO A STOCK PURCHASE AGREEMENT DATED AS OF NOVEMBER 19, 1999 ("THE STOCK PURCHASE AGREEMENT") AND A REGISTRATION RIGHTS
  AGREEMENT DATED AS OF NOVEMBER 19, 1999 ("REGISTRATION RIGHTS AGREEMENT"), AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY")
                     AND THE INITIAL HOLDER.


                             WARRANT

             To Purchase Convertible Common Stock of

                CHIEF CONSOLIDATED MINING COMPANY
                     an Arizona corporation


THIS IS TO CERTIFY that DIMELING, SCHREIBER & PARK, a Pennsylvania general partnership ("DSP") or its registered and permitted assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) and/or in connection with the occurrence of an Exercise Event (as hereinafter defined), to purchase that number of shares of Convertible Common Stock of CHIEF CONSOLIDATED MINING COMPANY which, at the time of exercise will represent, when added to the shares of Convertible Common Stock purchased pursuant to the Stock Purchase Agreement and any stock dividends issued thereon, 68% of the Common Stock on a fully diluted basis (assuming conversion of all Convertible Common Stock into Common Stock and exercise of all Stock Purchase Rights and conversion of all Convertible Securities) of CHIEF CONSOLIDATED MINING COMPANY, an Arizona corporation, at the Exercise Price (as hereinafter defined) (such Exercise Price hereunder being subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth.


                            ARTICLE I
                           DEFINITIONS

The terms defined in this ARTICLE I, whenever used in this Warrant, shall have the respective meanings hereinafter specified.

"Affiliate" of any Person means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Assignment" means the form of Assignment appearing at the end of this Warrant.

"Commission" means the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act.

"Common Stock" means the common stock of the Company, par value
$.50 per share, into which the Convertible Common Stock of the Company is convertible.

"Convertible Common Stock" means the Convertible Common Stock of the Company, par value $.50 per share, which is convertible into Common Stock of the Company on a share for share basis.

"Company" means CHIEF CONSOLIDATED MINING COMPANY, an Arizona corporation, and any successor corporation.

"Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, additional shares of Common Stock or Convertible
Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

"Current Market Price" in the case of Common Stock or other publicly traded security, means the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be (i) the average of the closing high bid and low asked quotations of any such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the Pacific Stock Exchange selected by the Company, or (ii) if not quoted as described in clause (i), the average of the high bid and low asked quotations for any such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the [Pacific Stock Exchange] selected by the Company, or (iii) if any such security is listed or admitted for trading on any national securities exchange, the last sale price of any such security, regular way, or the average of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which any such security is listed. If any such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported.

"Event of Default" means (a) the breach of any warranty in any material respect, or the inaccuracy in any material respect of any representation, made by the Company herein, or (b) the failure by the Company to comply in any material respect with any covenant contained herein.

"Exercise Event" means any of the following events: (a) any Value Event, (b) any partial or complete liquidation of the Company, and (c) any merger, consolidation, recapitalization or reorganization of the Company, or a sale of all or substantially all of its assets (other than an event already covered by clause
(a)).

"Exercise Event Notice" has the meaning set forth in Section
2.1(c).

"Exercise Period" means the period commencing on the date immediately following the later of (a) the Tranche B Closing and
(b) the earlier of (i) the date on which an Exercise Event occurs, (ii) the date on which an Exercise Event Notice is delivered, or (iii) December 31, 2004.

"Exercise Price" means $2.25 per share of Convertible Common
Stock.

"Fair Value" means in the case of the Company's publicly traded securities, the Current Market Price at the close of business on the date of determination of fair value. In the case of the fair value of the appropriate security which is not publicly traded, and property, assets, or business of an entity, it means the fair value as determined by an opinion of an independent investment banking firm or firms in accordance with the following procedure:
In the case of any event which gives rise to a requirement to determine "Fair Value" pursuant to the provisions hereof, whether in connection with an adjustment to the Exercise Price or otherwise, the Company shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable following such event, and if the procedures contemplated in connection with obtaining such opinion have not been complied with fully, then any such determination of Fair Value for any purpose of this Warrant (and any such resulting adjustment to the Exercise Price) shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. The Company and the holder of this Warrant shall retain (and be responsible for all related fees and expenses of) a separate independent investment banking firm (which firm, in either case, may be the independent investment banking firm regularly retained by the Company of such holder); provided, that the holder may, at its option, elect to rely on the firm retained by the Company in lieu of retaining its own firm. Such firms shall determine the fair value of the security, property, assets, business or entity, as the case may be, in question and deliver their opinion in writing to the Company and to such holder. If such firms cannot jointly make such determination (or in the event that the holder has elected to rely upon the firm retained by the Company and disagrees with the determination made by such firm), then, unless otherwise directed by agreement of the Company and such holder, such firms (or firm), in their (or its) sole discretion, shall choose another independent investment banking firm of the Company or such holder, which firm shall make such determination and render such an opinion. In either case the determination so made shall be conclusive and binding on the Company and such holder. The fees and expenses of any such determination made by the independent investment banking firm selected by such independent banking firms (or firm) shall be borne by the Company.

"Initial Holder" means DIMELING, SCHREIBER & PARK, a Pennsylvania general partnership, as general partner of Dimeling Schreiber &
Park Reorganization Fund II, L.P., a Delaware limited partnership.

"Notice of Exercise" means the form of Notice of Exercise appearing at the end of this Warrant.

"Opinion of Counsel" means the opinion of counsel experienced in Securities Act and blue sky regulatory matters, chosen by the holder of this Warrant and reasonably satisfactory to the Company, which counsel may be counsel to such holder.

"Other Securities" means any stock and other securities of the Company (other than Common Stock, Convertible Common Stock, Convertible Securities or Stock Purchase Rights) or any other Person which shall become subject to issue or sale upon the conversion or exchange of any stock or other securities of the Company.

"Permitted Transfer" has the meaning set forth in Article V.

"Person" means any unincorporated organization, association, corporation, limited liability company, individual, sole proprietorship, partnership, joint venture, trust institution, entity, party or government (including any instrumentality, division, agency, body or department thereof).

"Rights Offering" has the meaning set forth in Section 4.2.

"Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

"Stock Purchase Rights" means any warrants (other than the Warrant), options or other rights to subscribe for, purchase or otherwise acquire any shares of Convertible Common Stock, Common
Stock or any Convertible Securities.

"Subsidiary" means any corporation or association (a) more than 50% (by number of votes) of the Voting Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any other business entity in which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries owns more than a 50% interest either in the profits or capital of such business entity or (b) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with generally accepted accounting principles.

"Tranche B Closing" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

"Value Event" means any of the following events: (a) any merger or consolidation of the Company with or into any corporation that is not an Affiliate of the Company where the stockholders of the Company would own less than 50% of the outstanding convertible common stock or common stock of the survivor after the merger,
(b) any sale or disposition of all or substantially all the assets of the Company to a Person other than an Affiliate of the Company, (c) any public offering by the Company of Convertible Common Stock or Common Stock, or (d) any sale or other disposition by the Company or an Affiliate of the Company of shares of Convertible Common Stock or Common Stock constituting (on a cumulative basis) more than 50% of the number of shares of Convertible Common Stock or Common Stock then outstanding (other than to an Affiliate of the Company or any of the existing stockholders of the Company).

"Voting Stock" means securities of any class or series of a corporation or association the holders of which are entitled to participate in the election of majority of the directors or persons performing similar functions of such corporation or association.

"Warrant" means this warrant issued to the Initial Holder and all warrants issued upon the partial exercise, transfer or division of or in substitution for any such Warrant.

Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words "herein", "hereof", and "hereunder" and words of similar import shall refer to this instrument as a whole, including any amendments hereto.

                           ARTICLE II
                       EXERCISE OF WARRANT

     2.1  Right to Exercise; Notice.

          (a) In General. On the terms and subject to the conditions of this ARTICLE II, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part, but only one time during the Exercise Period.

          (b) Exercise During Exercise Period. This Warrant may be exercised by the Holder hereof at any time during the Exercise Period by delivery to the Company of a Notice of Exercise duly executed by such holder, specifying the number of shares of Convertible Common Stock to be purchased.

          (c) Exercise in Connection With an Exercise Event. At least 45 days prior to the earlier of (i) the effective date of any Exercise Event or (ii) any record date of holders of Common Stock or Convertible Common Stock for the purpose of approving or participating in any such Exercise Event, the Company shall give the holder of this Warrant written notice thereof (an "Exercise Event Notice") setting forth all material information relating to the proposed Exercise Event. The holder shall then have the right to exercise this Warrant at any time following receipt of such Exercise Event Notice and the earlier of such effective date or such record date.

     2.2 Manner of Exercise; Issuance of Convertible Common Stock. To exercise this Warrant, the holder hereof shall (i) deliver to the Company (a) a Notice of Exercise specifying the number of shares of Convertible Common Stock to be purchased, (b) an amount equal to the aggregate Exercise Price for all shares of Convertible Common Stock as to which this Warrant is then being exercised and (c) this Warrant, or (ii) in connection with the exercise of this Warrant without the payment of the Exercise Price, deliver to the Company (a) a duly executed Notice of Exercise specifying the number of shares of Convertible Common Stock for which this Warrant is being exercised and the number of shares of Convertible Common Stock deliverable by the Company upon such exercise, and (b) this Warrant. At the option of the holder hereof, payment of the Exercise Price shall be made by (a) wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (b) certified or official bank check payable to the order of the Company and drawn on a member of the New York Clearing House, (c) surrender of an appropriate number of shares of Convertible Common Stock to be issued under this Warrant, or (d) by any combination of such methods.

          Upon receipt of the required deliveries, the Company shall, as promptly as practicable, and in any event within five days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or, subject to ARTICLE V, the transferee designated in the Notice of Exercise, a certificate or certifi cates representing shares of Convertible Common Stock equal in the aggregate to the number of shares of Convertible Common Stock specified in the Notice of Exercise (but not exceeding the maximum number of shares issuable upon exercise of this Warrant). Such certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be.

     2.3 Effectiveness of Exercise. Unless otherwise requested by the holder hereof, this Warrant shall be deemed to have been exercised and such certificate or certificates representing shares of Convertible Common Stock shall be deemed to have been issued, and the holder or transferee so designated in the Notice of Exercise shall be deemed to have become a holder of record of such shares for all purposes, as of the close of business on the date the Notice of Exercise, together with payment of the Exercise Price and this Warrant, is received by the Company.

     2.4 Fractional Shares. The Company shall not issue fractional shares of Convertible Common Stock or scrip representing fractional shares of Convertible Common Stock upon any exercise of this Warrant. As to any fractional share of Convertible Common Stock which the holder hereof would otherwise be entitled to purchase from the Company upon such exercise, the Company shall purchase from the holder such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest .001 of a share) by the Fair Value determined without regard to whether this Warrant or any Warrant Shares are then subject to repurchase hereunder) calculated as of the date of the Notice of Exercise. Payment of such amount shall be made at the time of delivery of any certificate or certificates deliverable upon such exercise in cash or by check payable to the order of the holder hereof or, subject to ARTICLE V, the transferee designated in the Notice of Exercise, as the case may be.

     2.5  Continued Validity. A holder of shares of Convertible
Common Stock issued upon exercise of this Warrant shall continue to be entitled to all rights under the Stock Purchase Agreement and the Registration Rights Agreement.

                           ARTICLE III
               REGISTRATION, TRANSFER AND EXCHANGE

     3.1 Maintenance of Registration Books. The Company shall keep at its principal office, which is currently at 500 Fifth Ave., Suite 1021, New York, NY 10110, a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

     3.2 Transfer and Exchange. Upon surrender for registration or transfer of this Warrant at such office, the Company shall execute and deliver, subject to ARTICLE V, in the name of the designated transferee(s) in a Permitted Transfer (as defined in ARTICLE V), one or more new Warrants representing the right to purchase a like aggregate number of shares of Convertible Common Stock. In the event of a Permitted Transfer, and at the option of the holder hereof, this Warrant may be exchanged for other Warrants representing the right to purchase a like aggregate number of shares of Convertible Common Stock upon surrender of this Warrant at such office. Whenever this Warrant is so surrendered for exchange, the Company shall execute and deliver the Warrants which the holder making the exchange is entitled to receive.

          Every Warrant presented or surrendered for registration of transfer or exchange shall be accompanied by an Assignment duly executed by the holder thereof or its attorney duly authorized in writing.

          All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.

     3.3 Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (a) in the case of any such loss, theft or destruction upon delivery of indemnity reasonably satis factory to the Company in form and amount or (b) in the case of any such mutilation, upon surrender of such Warrant for cancella tion at the principal office of the Company, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant.

     3.4 Ownership. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat bearer thereof as the owner of this Warrant for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.


                           ARTICLE IV
                     ANTIDILUTION PROVISIONS

          4.1 Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time as hereinafter set forth. For purposes of subsections (b) (c) and (d) below, the date on which the Exercise Price per share shall be computed shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of the additional Common Stock, Convertible Common Stock, Stock Purchase Rights or Convertible Securities, as appropriate to such subsection ("Additional Securities"), or (B) the date of the actual issuance of such Additional Securities. The date as of which the Fair Value shall be computed shall be the last day of the most recent period for which financial statements have been filed with the Commission prior to the earlier of the dates determined pursuant to (A) and (B) above.

          (a) Stock Dividends, Subdivisions and Combinations. In the event that the Company shall:

               (i) declare a dividend upon, or make any distribution in respect of, any of its Common Stock or Convertible Common Stock, payable in Common Stock, Convertible
Common Stock, Convertible Securities or Stock Purchase Rights, or

               (ii) subdivide its outstanding shares of Common
Stock or Convertible Common Stock into a larger number of shares, or

               (iii) combine its outstanding shares of Common
Stock or Convertible Common stock into a smaller number of shares,

then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price per share immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event on a fully diluted basis (assuming conversion of all Convertible Common Stock into Common Stock and exercise of all Stock Purchase Rights and conversion of all Convertible Securities), and (B) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such event on a fully diluted basis (assuming conversion of all Convertible Common Stock into Common Stock and exercise of all Stock Purchase Rights and conversion of all Convertible Securities). The provisions of this Subsection (a) shall not apply to any additional shares of Convertible Common Stock which are distributed solely to holders of Convertible Common Stock pursuant to the 8% stock dividend required under the Company's articles of incorporation ("Articles of Incorporation").

          (b) Issuance of Additional Shares of Common Stock. In case the Company shall issue or sell any shares of Common Stock for a consideration less than the then Fair Value per share, the Exercise Price upon each such issuance or sale shall be adjusted by:

multiplying the then existing Exercise Price by a fraction the numerator of which is (A) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale on a fully diluted basis (assuming conversion of all Convertible Common Stock into Common Stock and exercise of all Stock Purchase Rights and conversion of all Convertible Securities) multiplied by the Fair Value per share of Common Stock immediately prior to such issue or sale on a fully diluted basis (assuming conversion of all Convertible Common Stock into Common Stock and exercise of all Stock Purchase Rights and conversion of all Convertible Securities) plus (2) the consideration received by the Company upon such issue or sale, divided by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale on a fully diluted basis (assuming conversion of all Convertible Common Stock into Common Stock and exercise of all Stock Purchase Rights and conversion of all Convertible Securities) and the denominator of which shall be the Fair Value per share of Common Stock immediately prior to such issue or sale.

          The provisions of this Subsection (b) shall not apply to any additional shares of Convertible Common Stock which are distributed solely to holders of Convertible Common Stock pursuant to the 8% stock dividend required under the Articles of Incorporation or any additional shares of Common Stock or Convertible Common Stock which are distributed as a result of a subdivision for which an adjustment is provided for under Subsection (a) of this Section 4.1. No adjustment of the Exercise Price shall be made under this Subsection upon the issuance of any additional shares of Common Stock or Convertible Common Stock which are issued pursuant to the exercise of any Stock Purchase Rights or pursuant to the conversion or exchange of any Convertible Securities to the extent that such adjustment shall previously have been made upon the issuance of such Stock Purchase Rights or Convertible Securities pursuant to Subsection
(a) (c) or (d) of this Section 4.1.

          (c) Issuance of Stock Purchase Rights. In case the Company shall issue or sell any Stock Purchase Rights and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the then Fair Value per share, the Exercise Price shall be adjusted as provided in subsection (b) of this Section 4.1 on the basis that (i) the maximum number of additional shares of Common Stock issuable upon exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Fair Value, as hereinafter provided, and (ii) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities).

          (d) Issuance of Convertible Securities. In case the Company shall issue or sell any Convertible Securities and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Fair Value per share, the Exercise Price shall be adjusted as provided in Subsection (b) of this Section 4.1 on the basis that (i) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date for the determination of the Fair Value, as hereinafter provided, and
(ii) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be equal to the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Convertible Securities. No adjustment of the Exercise Price shall be made under this Subsection upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Stock Purchase Rights, if an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to Subsection (c) of this Section 4.1.

          (e) Minimum Adjustment. In the event any adjustment of the Exercise Price pursuant to this Section 4.1 shall result in an adjustment of less than $0.01 per share of Convertible Common Stock, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward, shall amount to $0.01 or more per share of Convertible Common Stock; provided, however, that upon any adjustment of the Exercise Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock or Convertible Securities or (ii) the reclassification by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of $0.01 per share (or such figure last adjusted) shall be proportionately adjusted and provided, further upon the exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest 0.001 of a cent) not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised.

          (f) Readjustment of Exercise Price. In the event (i) the purchase price payable for any Stock Purchase Rights or Convertible Securities referred to in Subsection (c) or (d) above, (ii) the additional consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities or (iii) the rate at which any Convertible Securities above are convertible into or exchangeable for additional shares of Common Stock shall change, the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such Stock Purchase Rights not exercised or of any such right to convert or exchange under such Convertible Securities not exercised, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Exercise Price pursuant to this Subsection (f) shall have the effect of increasing the Exercise Price by an amount in excess of the adjustment originally made to the Exercise Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities.

          (g) Reorganization, Reclassification or
Recapitalization of Company. In case of any capital reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Subsection (a) of this Section 4.1), or in case of the consolidation or merger of the Company with or into another corporation, or in case of the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of shares of Convertible Common Stock theretofore deliverable, as appropriate) the number of shares of stock or other securities or property to which the holder of the number of shares of Convertible Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such capital reorganization or reclassification of capital stock, consolidation, merger or sale, and at the same aggregate Exercise Price.

          (h) Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issuance or sale upon the conversion or exchange of any stock (or other securities) of the Company (or any issuer of Other Securities or any other Person referred to in Subsection (g)) or becomes subject to subscription, purchase or other acquisition pursuant to any options or rights issued or granted by the Company (or by any such other issuer or Person) for a consideration such as to dilute, within the standards established in the other provisions of this ARTICLE IV, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this ARTICLE IV with respect to the Exercise Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of this Warrant, so as to protect the holders of the Warrant against the effect of such dilution.

          (i) Other Dilutive Events. In case any event shall occur as to which the other provisions of this ARTICLE IV are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the intent and principles hereof, then, in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion as to the adjustment, if any, on a basis consistent with the intent and principles established in this Article IV, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

          (j) Determination of Consideration. For purposes of this ARTICLE IV, the consideration received or receivable by the Company for the issuance, sale, grant or assumption of additional shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

          (1) Cash Payment. In the case of cash, the net amount received by the Company after deduction of any underwriting commissions or similar concessions paid or allowed by the Company.

          (2) Securities or Other Property. The Fair Value of such consideration as of the date immediately preceding the issuance, sale or grant in question.

          (3) Allocation Related to Common Stock, Stock Purchase Rights and Convertible Securities. In the event additional shares of Common Stock, Stock Purchase Rights or Convertible Securities are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received (computed as provided in (1) and (2) above) shall be allocable to such additional shares, rights, or securities, as determined in good faith by the Board of Directors of the Company.

          (4) Dividends in Securities. In case the Company shall declare a dividend or make any other distribution upon any capital stock of the Company (other than the 8% dividend on the Convertible Common Stock) payable in Common Stock, Convertible Securities or Stock Purchase Rights, such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (5) Stock Purchase Rights and Convertible Securities. The consideration for which shares of Common Stock shall be deemed to be issued upon the issuance of any Stock Purchase Rights or Convertible Securities shall be determined by dividing
(i) the total consideration, if any, received or receivable by the Company as consideration for the granting of such Stock Purchase Rights or the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Stock Purchase Rights, or, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, in each case after deducting any underwriting commissions or similar concessions paid or allowed by the Company; by (ii) the maximum number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of all such Convertible Securities.

          (6) Merger, Consolidation or Sale of Assets. In case any shares of Common Stock or Convertible Securities or any Stock Purchase Rights shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be. In the event of any merger or consolidation of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Fair Value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of shares of Convertible Common Stock issuable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for the purposes of Subsection (g) above, shall be made after giving effect to such adjustment of the Exercise Price.

          (k) Record Date. In case the Company shall take a record of the holders of the Common Stock or Convertible Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or Stock Purchase Rights (other than the regular 8% dividend payable on the Convertible Common Stock) or (ii) to subscribe for or purchase Common Stock, Convertible Securities or Stock Purchase Rights, then all references in this ARTICLE IV to the date of the issue or sale of the shares of Common Stock, Convertible Securities or Stock Purchase Rights deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

          (l) Shares Outstanding. The number of shares of capital stock deemed to be outstanding at any given time shall not include (i) shares of capital stock in the treasury of the Company or any wholly-owned subsidiary and (ii) except where shares are described on a "fully diluted basis," any of the Convertible Common Stock for which this Warrant is exercisable.

          (m) Maximum Exercise Price. At no time shall the Exercise Price per share of Convertible Common Stock exceed the amount set forth in the first paragraph of the Preamble of this Warrant except as provided in Subsection (a) or (g) of this
Section 4.1.

          (n) Application. Except as otherwise provided herein, all Subsections of this Section 4.1 are intended to operate independently of one another, but without duplication. If an event occurs that requires the application of more than one Subsection, all applicable Subsections shall be given independent effect; provided, however, that no adjustment shall be made which duplicates an adjustment already made pursuant to some other section of this Article IV.

          (o) No Adjustments under Certain Circumstances.
Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise
Price in the case of:

               (i) the issuance of shares of Convertible Common
Stock upon the exercise in whole or in part of this Warrant;

               (ii) the issuance of shares of Convertible Common
Stock pursuant to the Stock Purchase Agreement; or

               (iii) the issuance of options or shares of Common
Stock to employees or directors pursuant to an employment agreement, a stock option agreement or a plan approved by the Board of Directors of the Company.

          4.2 Rights Offering. In the event the Company shall effect an offering of securities pro rata among its stockholders ("Rights Offering"), the holder hereof shall be entitled, at its option, to elect to participate in each and every such offering as if this Warrant had been exercised and the holder were, at the time of any such rights offering, then a holder of that number of shares of Convertible Common Stock to which such holder is then entitled on the exercise hereof.

          4.3  Certificates and Notices.

          (a) Adjustments to Exercise Price. Upon any adjustment under this ARTICLE IV of the Exercise Price, a certificate, signed (i) by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, or (ii) by any independent firm of certified public accountants of recognized national standing selected by, and at the expense of, the Company and which can be the Company's outside auditing firm, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the holder of this Warrant specifying the adjusted Exercise Price.

          (b) Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (i) pay any divi dend payable in stock to the holders of shares of Common Stock or Convertible Common Stock or to make any other distribution to the holders of shares of Common Stock or Convertible Common Stock, other than the 8% stock dividend required under the Articles of Incorporation, (ii) make a Rights Offering, or (iii) effect any reclassification of the Common Stock or Convertible Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock or Convertible Common Stock), or any capital reorganization or any consolidation or merger (other than a merger in which no distribu tion of securities or other property is to be made to holders of shares of Common Stock or Convertible Common Stock) ("Reorganization") or any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety ("Sale"), or the liquidation, dissolution or winding up ("Liquidation") of the Company, then, in each such case, the Company shall mail to the holder of this Warrant notice of such proposed action, which shall specify (x) the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock or Convertible Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or (y) the date on which such reclassification, Reorganization, Sale, or Liquidation shall take place or commence, as the case may be, and
(z) the date as of which it is expected that holders of Common Stock or Convertible Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed, in the case of any action covered by clause (i) or (ii) above, at least 10 days prior to the record date for determining holders of Common Stock or Convertible Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above, at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock or Convertible Common Stock entitled to receive such securities or other property.

          (c) Effect of Failure. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Section 4.3 shall not affect the legality or validity of the adjustment of the Exercise Price or the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

                            ARTICLE V
                    RESTRICTIONS ON TRANSFER

          5.1 Permitted Transfers. This Warrant shall be transferable (a) to an Affiliate of the holder hereof, (b) to a successor to the holder hereof as a result of a business combination or sale of all or substantially all of the assets of, the holder hereof, (c) to any other person on 15 days prior written notice to the Company, unless the Company during the 15 day notice period withholds in writing its consent to such transfer, such consent shall not be unreasonably withheld; and provided, further, that any transfer must comply with applicable Federal and state blue sky laws, in the reasonable opinion of counsel to the holder. For purposes of this warrant, "Permitted Transfers" shall be transfers allowable under (a), (b) and (c) above. The transferee of a Permitted Transfer shall be herein referred to as a "Permitted Transferee".

          5.2 Securities Act Compliance; Legend. The condition contained in the following section of this ARTICLE V is intended to ensure compliance with the Securities Act in respect of the transfer of this Warrant.

          Each Warrant shall bear a legend in substantially the following form:

          "This Warrant and any shares of Convertible Common Stock issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and neither this Warrant nor any such shares may be transferred in the absence of such registration or the opinion of counsel that an exemption therefrom is available under such Act."

          5.3 Termination of Legend.  The legend referred to in
Section 5.2 above shall no longer be required when the Company receives an opinion of counsel that such legend is no longer required in order to ensure compliance with the Securities Act. In which event, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder, removing the legend which is no longer required.


                           ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES

          The Company hereby represents and warrants to the Initial Holder and each subsequent holder of this Warrant that as of the date hereof:

          6.1 Organization and Capitalization of the Company.
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The authorized capital of the Company consists of 1,500,000 authorized shares of Preferred Stock, 20,000,00 shares of Common Stock and, upon the filing of the Company's Restated Articles of Incorporation, 30,000,000 authorized shares of Convertible Common Stock, each class having a par value of $.50 per share. As of the date hereof, there are 11,168 shares of Preferred Stock and 7,954,601 shares of Common Stock outstanding and as of the Effective Date hereof, 3,500,000 shares of Convertible Common Stock will be outstanding. No unissued shares of Common Stock or Convertible Common Stock are reserved for any purpose other than for issuance upon the exercise of this Warrant, issuance pursuant to the terms of the Stock Purchase Agreement, issuance of the Common Stock upon conversion of the Convertible Common Stock to be issued under the Stock Purchase Agreement and this Warrant and on dividends to be issued on the Convertible Common Stock.
Except for previously approved non-qualified stock options described in the Stock Purchase Agreement, the Company has not issued or agreed to issue any stock purchase rights, other than pursuant to this Warrant, or Convertible Securities, and there are no preemptive rights in effect with respect to the issuance of any shares of Convertible Common Stock. All the outstanding shares of the Company's capital stock have been validly issued without violation of any preemptive or similar rights and are fully paid and nonassessable.

          6.2 Authority. The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

          6.3 No Legal Bar. Neither the execution, delivery or performance of this Warrant will (a) conflict with or result in a violation of the articles of incorporation or Bylaws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any Affiliate, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound, other than applicable restrictions contained in any of such documents relating to indebtedness of the Company.

                           ARTICLE VII
               FINANCIAL AND BUSINESS INFORMATION


          7.1 Information. The Company shall deliver to the holder hereof copies of all documents filed by it with the Commission concurrently with delivery of such documents to the holders of its publicly traded securities.

                          ARTICLE VIII
                VARIOUS COVENANTS OF THE COMPANY

          8.1 No Impairment or Amendment. The Company shall not by any action including, without limitation, amending its Articles of Incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Convertible Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Convertible Common Stock upon the exercise of this Warrant, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant, and
(d) not undertake any reverse stock split, combination, reorganization or other reclassification of the capital stock which would have the effect of reducing the Exercise Price below the par value of the Convertible Common Stock.

          Upon the request of the holder hereof the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to such holder, the continued validity of this Warrant and the Company's obligations hereunder.

          8.2 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant a number of shares of Convertible Common Stock equal to the number of shares of Convertible Common Stock issuable upon the exercise of this Warrant. All such shares of Convertible Common Stock shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid and non-assessable with no liability on the part of the holders thereof.

          8.3 Availability of Information. The Company will cooperate with the holder hereof in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of this Warrant.

          8.4 Indemnification. If the Company fails to make when due any payments provided for in this Warrant, the Company shall pay to the holder hereof (a) interest at the rate of [10-12%] per annum on any amounts due and owing to such holder and (b) such further amounts as shall be sufficient to cover any reasonable costs and expenses including, but not limited to, reasonable attorneys' fees and expenses incurred by such holder in collecting any amounts due hereunder.

          The Company shall indemnify, save and hold harmless the holder hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses (excluding consequential damages) incurred in connection with or arising from an Event of Default.

          8.5 Certain Expenses. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed in respect of, the issue, sale and delivery of the Warrant, provided however that the Company shall not be required to pay any income or similar taxes assessed on the holder hereof or a Permitted Transferee by virtue of this
Section 8.5.


                           ARTICLE IX
                          MISCELLANEOUS

          9.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

          9.2 Holder Not a Stockholder. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a stockholder of the Company, unless the holder is already a stockholder of the Company.

          9.3 Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the holder of this Warrant at its last known address appearing on the books of the Company maintained for such purpose or (b) the Company at its principal office at 500 Fifth Ave., Suite 1021, New York, NY 10110, Attention: President. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this Section 9.3.

          9.4 Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          9.5 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, and the holder hereof to the extent provided herein for a Permitted Transfer, and shall be enforceable by any such holder.

          9.6 Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not durable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

          9.7 Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

          9.8 Amendment. This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.

          9.9 Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          9.10 Governing Law. This Warrant shall be governed by the laws of the Commonwealth of Pennsylvania without regard for principles of conflicts of laws. The Company hereby irrevocably submits to the exclusive jurisdiction and venue of the Courts of the Commonwealth of Pennsylvania and the County of Philadelphia and/or the United States District Court for the Eastern District of Pennsylvania, and appellate courts from any thereof, in connection with any action, suit or other proceeding arising out of or relating to this Warrant and, with respect to any such action, suit or other proceeding, waives any objection which the Company may have at any time to the laying of venue of any such action, suit or proceeding and any objection which the Company may have that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and the Company further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to the Company at its address set forth herein, or by such other means as may be appropriate pursuant to applicable law.

          9.11 Effective Date. This Warrant shall become effective upon the date of the Tranche A Closing, as defined in the Stock Purchase Agreement. In the event that the Stock
Purchase Agreement is terminated prior to the Tranche A Closing, this Warrant shall become null and void.


Dated as of November 19, 1999

                              CHIEF CONSOLIDATED MINING COMPANY



                              By:
                              Name:  Leonard Weitz
                              Title:  President



                     NOTICE OF EXERCISE FORM

(To be executed only upon partial or full exercise of the within Warrant)

The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases ____ shares of Convertible Common Stock of CHIEF CONSOLIDATED MINING COMPANY and herewith makes payment therefor in the amount of $
, all at the price and on the terms and conditions specified in the within Warrant, and requests that a certificate (or _____
certificates in denominations of           shares) for the shares
of Convertible Common Stock of CHIEF CONSOLIDATED MINING COMPANY hereby purchased be issued in the name of and delivered to
(choose one) (a) the undersigned or (b)                  , whose
address is                                    .


Dated:  _______________, ____ __________________________________
                         Name of Registered Holder

                         By:_______________________________
                         Title if applicable:___________________


NOTICE:   The signature to this Notice of Exercise must
correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.




                         ASSIGNMENT FORM

(To be executed only upon the assignment of the within Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto
                        , whose address is
________________________________ all of the rights of the
undersigned under the within Warrant, with respect to [ shares or ___%] of Convertible Common Stock of CHIEF CONSOLIDATED MINING COMPANY (the "Company") and, if such shares of Convertible Common Stock shall not include all the shares of Convertible Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Convertible Common Stock of the Company not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint
Attorney to register such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.


Dated:  _______________, ____ __________________________________
                         Name of Registered Holder

                         By:_______________________________
                         Title if applicable:___________________


NOTICE:   The signature to this Assignment must correspond with
the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.




                  REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT dated as of November 19, 1999 by and between Chief Consolidated Mining Company, an Arizona corporation (the "Company"), and Dimeling Schreiber & Park, a
Pennsylvania general partnership ("Investor").

                        R E C I T A L S:

     WHEREAS, the Company and Investor are parties to that certain Stock Purchase Agreement, dated as of November 19, 1999 (the "Stock Purchase Agreement"), pursuant to which the Company has agreed to sell to Investor, and Investor has agreed to purchase, certain amounts of Convertible Common Stock par value $.50 per share ("Convertible Common Stock") of the Company;

     WHEREAS, the Company has issued a warrant to the Investor, dated as of November 19, 1999, which warrant is exercisable for the shares of Convertible Common Stock specified therein
("Warrant");

     WHEREAS, the Company's Convertible Common Stock is convertible into the Company's Common Stock par value $.50 per share ("Common Stock") on a share for share basis; and

     WHEREAS, the Company wishes to grant to Investor registration rights in its Common Stock, exercisable upon Investor's conversion of its Convertible Common Stock.

     NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.     Definitions and Usage.

          A. Definitions. The terms defined in this Section, wherever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

     "Affiliate" shall be defined by reference to the Stock
Purchase Agreement definition of "Affiliate".

      "Agreement" shall mean this Registration Rights Agreement.

     "Commission" shall mean the United States Securities and Exchange Commission.

     "Company" shall mean Chief Consolidated Mining Company, an Arizona corporation, and any successor corporation by merger, consolidation or otherwise and any parent corporation resulting from the merger or consolidation of the Company with or into a subsidiary of another corporation.

     "Demand Registration Request" shall mean a written notice from Investor requesting that the Company file a Registration Statement with respect to a Public Offering pursuant to Section 2.A in which Investor advises the Company as to the number of shares of Common Stock that Investor wishes to include in the applicable Registration and in which Investor agrees to (i) the specified method of distribution, (ii), in the case of an underwritten Public Offering, the designated managing underwriter, and (iii) agrees to provide to the Company all such information as may be required by the Company pursuant to Section 6 herein.

     "Effective Period" shall mean such period as shall be required under the provisions of the Securities Act and the Securities Act Rules for delivery of a prospectus meeting the requirements of Section 10(a) of the Securities Act to any Person purchasing Common Stock in connection with a Public Offering; provided, however, that such period shall not include any delivery requirement with respect to the distribution by an underwriter of its unsold allotment relating to an underwritten Public Offering.

     "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended, as the same shall be in effect at the date of any determination to be made hereunder.

     "Exchange Act Rules" shall mean the rules and regulations promulgated by the Commission under the Exchange Act, as the same shall be in effect at the date of any determination to be made hereunder.

     "Investor" shall include Dimeling, Schreiber & Park, a Pennsylvania general partnership ("DSP") or any assignee of shares of Convertible Common Stock or Common Stock theretofore held by DSP and permitted under Section 16(a) hereof (other than any assignee who acquires such shares of Common Stock pursuant to a Public Offering); provided, however, that any such assignee has agreed to be bound by the provisions of this Agreement in accordance with Section 16 herein.

     "Notice of Intent to File" shall mean written notice from the Company to the Investor of the Company's intent to file a Registration Statement in accordance with Section 2 or 3 herein.

     "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     "Piggy Back Registration Request" shall mean a written notice given by Investor pursuant to the provisions of Section 3.B herein, in which Investor advises the Company as to the number of shares of Common Stock that Investor wishes to include in the applicable Registration and in which Investor agrees to
(i) the specified method of distribution, (ii) in the case of an underwritten Public Offering, the designated managing underwriter, and (iii) provides to the Company all such information as may be required by the Company pursuant to Section 6 herein.

      "Registrable Shares" shall mean shares of Common Stock owned of record by the Investor, into which (i) shares of Convertible Common Stock owned of record by the Investor or (ii) shares of Convertible Common Stock underlying the Warrant owned by the Investor are convertible, and as to which such Investor has the right to request Registration pursuant to the provisions of Sections 2 or 3.

     "Registration" shall mean the registration under the registration provisions of the Securities Act of the offering, sale and delivery of shares of Common Stock.

     "Registration Expenses" shall mean the expenses associated with the preparation and filing of any registration statement pursuant to Section 2 or 3 herein and any sale covered thereby (including the reasonable fees and expenses of legal counsel to Investor, fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.), but excluding underwriting discounts or commissions in respect of shares of Common Stock to be sold by Investor.

     "Registration Period" shall mean the period of time from the decision of the Company to prepare and file a Registration
Statement to and including the effective date of such Registration Statement.

     "Registration Statement" shall mean a registration statement filed on Form S-1, S-2, S-3, SB-1, SB-2, or 10-SB (or any successor form) under the registration provisions of the Securities Act and the Securities Act Rules.

      "Securities Act" shall mean the Securities Act of 1933, as amended, as the same shall be in effect at the date of any determination to be made hereunder.

     "Securities Act Rules" shall mean the rules and regulations promulgated by the Commission pursuant to the Securities Act, as the same shall be in effect at the date of any determination to be made hereunder.

          B. Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it; (b) "or" is not exclusive; (c) "including" means "including without limitation;" (d) words in the singular include the plural; (e) words in the plural include the singular; (f) words applicable to one gender shall be construed to apply to each gender; (g) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; and (h) the term "Section" shall refer to the specified Section of this Agreement.

     Section 2.     Demand Registration Rights.

     A. Demand Registration Request. At any time, but not more than a total of three times during the period the Investor holds Registrable Shares or Convertible Common Stock or the Warrant, the Investor has the right, to deliver a Demand Registration Request to the Company.
 .
     B. Required Registration Obligation. Upon receipt of a Demand Registration Request made pursuant to Section 2.A, the Company shall, subject to the provisions of Section 4, deliver to Investor a Notice of Intent to File and prepare as promptly as practicable and file a Registration Statement with respect to the distribution in accordance with the applicable method of distribution of the Registrable Shares to be included therein, and the Company shall use its best efforts to cause the Registration Statement to become effective under the Securities Act in accordance with the Securities Act Rules.

     Section 3.   "Piggy Back" Registration Rights.

     A.   Notice of Intent to File.   If the Company at any time
proposes to file a Registration Statement (other than for a distribution for the account of Investor) under the Securities Act relating to an underwritten Public Offering of Common Stock that would permit the inclusion therein of shares of Common Stock to be distributed in accordance with the method of distribution contemplated by such Registration Statement, the Company shall give to the Investor a Notice of Intent to File promptly after a determination has been made by the Company to prepare and file such Registration Statement, but in any event not less than 90 days before the filing with the Commission of such Registration Statement, which notice shall set forth the intended method of distribution (including the name of the managing underwriter) of and the amount and class of the securities proposed to be registered. The Notice of Intent to File shall include an offer to include in such filing, subject to the other provisions of this Agreement, such amount of Registrable Shares as an Investor may request.

     B.   Piggy Back Registration Request.   If an Investor
wishes to have Registrable Shares registered pursuant to this Section, it shall advise the Company by giving a Piggy Back Registration Request within 60 days after the date of receipt of the Notice of Intent to File setting forth the amount of Registrable Shares for which Registration is requested.

     C.   Registration Obligation.  Subject to the provisions of
Section 4, the Company shall include all Registrable Shares specified in the Piggy Back Registration Request.

     D.   Underwriting Agreement.   Any obligation of the Company
to include Registrable Shares of Investor in a Registration Statement prepared and filed pursuant to this Section shall be conditioned upon the agreement of an Investor to enter into an underwriting agreement with the Company, other security holders, if any, and the managing underwriter of the distribution, if applicable.

     Section 4.     Conditions to Registration Obligations.

     A.   Suspension or Termination of Obligations.   The
Company's obligations herein to prepare and file a Registration
Statement and to seek its effectiveness shall be subject to the following provisions:

          i. The Company shall be required to file no more than an aggregate of three (3) Registration Statements pursuant to Demand Registration Requests granted in Section 2 hereof.

          ii. The Company's obligations to prepare, file and seek effectiveness of a Registration Statement in response to a Demand Registration Request under Section 2 or Piggy
     Back Registration Request under Section 3 shall be suspended:

               (a) in any case, during the period from the time that it receives a Demand Registration Request from Investor under Section 2 or it gives a Notice of Intent to File under Section 3, until 90 days (or such shorter period as to which the managing underwriter, if any, of the distribution to which the such Registration Statement relates shall consent in writing) have lapsed following the effective date of such Registration Statement under the Securities Act; provided, however, that (x) such Notice of Intent to File is given prior to the time of receipt by the Company of a Demand Registration Request by the Investor and (y) that the Company shall use its best efforts to cause such Registration Statement to be declared effective as promptly as practicable; and provided further that the obligation to file a Registration Statement on behalf of the Investor shall be reinstated if the Company does not file such Registration Statement within 30 days after giving the Notice of Intent to File or 60 days after receipt of a Demand Registration Request;

               (b) in any case, if at the time of receipt by the Company of a Demand Registration Request, the Company has material inside information as to which it believes it has a valid business purpose in refraining from disclosing publicly for the time being and that current public disclosure of such information would have a material adverse effect on the Company, for a period commencing with the date of receipt of the Demand Registration Request and ending on the earlier of (x) 60 days after such receipt of the Registration Request; (y) the public announcement of such material inside information; or (z) the date on which the Company gives the Investor who issued the Demand Registration Request a notice that suspension of its obligation is no longer required; provided, however, that the same material inside information shall not constitute a basis for continuation of this suspension period.

          B. Inclusion of Registerable Shares. A Registration Statement filed pursuant to a Demand Registration Request herein shall first include all Registrable Shares requested to be included by the Investor and, only after such inclusion, may include Common Stock being sold for the account of the Company or any other security holders. Any Common Stock to be offered on behalf of the Company or such other security holders will be included in such Registration Statement only to the extent that, in the reasonable opinion of the managing underwriter for an Underwritten Public Offering of Registrable Shares on behalf of Investor, such inclusion will not materially adversely affect the distribution of Registrable Shares on behalf of an Investor.

          C. Reduction of Piggy Back Shares. If in the event of a Piggy Back Registration Request, the managing underwriter of the proposed distribution shall advise the Company in writing that, in the reasonable opinion of such managing underwriter, the inclusion in the Registration Statement of the aggregate number of shares of Common Stock requested by Investor to be included in the distribution would materially adversely affect such distribution, then the Company shall so advise the Investor and the number of such shares of Common Stock included in the Registration Statement shall be reduced to the number acceptable to such managing underwriter.

          D. Right to Select Underwriter. The Investor shall have the right to select an underwriter for an underwritten public offering of Registrable Shares made in response to a Demand Registration Request.

          E. Right to Withdraw. For purposes of this Section, if a requested Registration Statement is filed, and the Company otherwise complies with its obligations hereunder, and

          i. the Registration Statement is withdrawn with the consent of the Investor as a result of a delay in the offering requested by the Company, then no requested Registration Statement shall be deemed to have been filed; or

          ii. the Investor ceases to prosecute the Registration actively and in good faith for a period of sixty days or more, the Company shall have the right to withdraw the Registration Statement without the consent of the Investor and the requested Registration Statement shall be deemed to have been filed.

     Section 5. Registration Procedures. If the Company is required by the provisions of Section 2 or 3 to effect the Registration of any of the Registrable Shares, the Company shall, as expeditiously as possible:

     A. Prepare and file with the Commission a Registration Statement with respect to such shares of Common Stock and use its best efforts to cause such Registration Statement to become and remain effective, and to ensure compliance of the prospectus contained therein with Section 10(a) of the Securities Act for the Effective Period.

     B. Prepare and file with the Commission during the Registration Period such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to permit such Registration Statement to become effective in accordance with the Securities Act and the Securities Act Rules and to ensure that such Registration Statement and the prospectus used in connection therewith comply with the disclosure standards of Sections 10 and 11 of the Securities Act and comply with the standards of Section 10(b) of the Exchange Act in each case during the Effective Period.

     C. Furnish Investor (i) such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus, summary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents, as Investor may reasonably require in order to facilitate the offering, sale and delivery or other disposition of the Registrable Shares owned by Investor and (ii), during the Registration Period and the Effective Period, copies of any written correspondence or memoranda relating to oral communications in each case with the Commission and copies of any request by the Commission for any amendment of or supplement to the Registration Statement or the prospectus included therein or for additional information.

     D. Use its best efforts to register or qualify the Common Stock covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the managing underwriter of such distribution may reasonably request (excluding, however, any jurisdiction in which the filing would subject the Company to additional tax liability and any jurisdiction in which the Company would thereby be required to execute a general consent to service of process) and use all reasonable efforts to do such other acts and things as may be required to enable Investor to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by Investor.

     E. Make available to Investor an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     F. Notify Investor immediately if the Company shall become aware at any time during the Effective Period that the prospectus included in the Registration Statement, as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Investor to prepare promptly and to furnish to Investor such number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing.

     G. Enter into such agreements (including an underwriting agreement) in customary form and containing customary provisions relating to legal opinions and accountants' letters, representations and warranties and mutual indemnification and contribution between the Company and the underwriters for the Investor and use all reasonable efforts to take such other actions as Investor may reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.

     H. Make available for inspection by Investor, by any underwriter participating in any distribution to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Investor or any such underwriter all pertinent financial and other records, pertinent corporate documents and properties of the Company and cause all of the Company's officers, directors and employees to supply all such information requested by Investor, such underwriter, attorney, accountant or agent, as is reasonably needed in connection with such Registration.

     Section 6.   Expenses; Limitations on Registration.    The
Registration Expenses relating to any Registration effected by the Company pursuant to this Agreement shall be for the account of the Company.

     For purposes of this Section, the Company shall be obligated to pay the fees and expenses of only one law firm representing the Investor.

     Section 7.     Investor Information.   Investor shall
provide all information reasonably requested by the Company for inclusion in any Registration Statement to be filed hereunder. The actual provision of such information shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registration of Registrable Shares of an Investor.

     Section 8.     Indemnification.

     A. In connection with the Registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company agrees to indemnify and hold harmless Investor, its partners, directors, officers and employees, and each other Person, if any, who controls Investor within the meaning of
Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Investor or any such partner, director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of a material fact contained in the Registration Statement or the prospectus included therein at the time the Registration Statement is declared effective or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the prospectus included therein or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements concerning the Company therein, in the light of the circumstances under which they were made, not misleading and shall reimburse Investor and each such partner, director, officer, employee and controlling Person for any legal or other expenses reasonably incurred by an Investor or such partner, director, officer employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of Investor to the Company expressly for use therein; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if such untrue statement or alleged untrue statement or omission or alleged omission was corrected in the final prospectus included in the Registration Statement at the time it became effective and Investor, in the case of a Distribution Public Offering, or the managing underwriter, in the case of an Underwritten Public Offering, failed to provide the final prospectus as required by the Securities Act and the Securities Act Rules. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Investor or any such partner, director, officer, employee or controlling Person, and shall survive the transfer of such securities by Investor.

     B. Investor agrees to indemnify and hold harmless the Company, its directors, officers and employees, each other Person, if any, who controls the Company against any losses, claims, damages or liabilities, joint or several, to which the Company, any such director, officer or employee, any such controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of a material fact contained in the Registration Statement or the prospectus included therein at the time the Registration Statement is declared effective or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the prospectus included therein or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements concerning the Company therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of Investor to the Company expressly for use therein, and shall reimburse the Company or such director, officer, employee or other Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

     C. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Subsections (A) and
(B) of this Section, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligation under this Subsection C to the extent the indemnifying party is not materially prejudiced by such failure. In case any such action is brought against an indemnified party, the indemnified party shall permit the indemnifying party to assume the defense of such action or proceeding, provided that counsel for the indemnifying party, who shall conduct the defense of such action or proceeding, shall be approved by the indemnified party (whose approval shall not be unreasonably withheld) and the indemnified party may participate in such defense (in which case, such participation shall be at such indemnified party's expense, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and the indemnifying party shall exist in respect of such claim, in which event the indemnifying party shall pay the reasonable fees and expense of separate counsel for the indemnified party). No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

     D. Indemnification similar to that specified in the preceding Subsections of this Section shall be given by the Company and Investor (with such modifications as shall be appropriate) with respect to liability related to any required registration or other qualification of Registrable Shares under any Federal or state law or regulation of governmental authority other than the Securities Act.

     E. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under Subsection (A) or (B) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Subsection (A) or (B) above, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and an Investor, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equity considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Investor agree that it would not be just and equitable if contributions pursuant to this Subsection (E) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Subsection (E). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Subsection (E) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Subsection (C) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Subsection (E). Notwithstanding the provisions of this Subsection (E), in respect of any loss, claim, damage or liability based upon any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact which relates to information other than information supplied by Investor, Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares offered by it and distributed to the public exceeds the amount of any damages which an Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Promptly after receipt by an indemnified party under this Subsection (E) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Subsection
(E), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Subsection (C) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Subsection (E) to the extent such omission is not prejudicial.

     Section 9. Public Availability of Information. The Company shall comply with all public information reporting requirements of the Commission, to the extent required from time to time to enable Investor to sell Registrable Shares without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Investor, the Company will deliver to Investor a written statement as to whether it has complied with such requirements.

     Section 10. Supplying Information. The Company shall cooperate with Investor in supplying such information as may be necessary for Investor to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Shares.

     Section 11. Specific Performance. Each party hereto acknowledges and agrees that each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law or in equity which may be available, the parties hereto shall be entitled to obtain preliminary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of the covenants and other agreements contained in this Agreement.

     Section 12. Representations and Warranties of the Company. The Company represents and warrants to Investor that, as of the date of this Agreement, (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

     Section 13. Representations and Warranties of Investor. Investor represents and warrants to the Company that, as of the date of this Agreement, (a) it is a general partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the organizational power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Investor and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all necessary organizational action on the part of Investor and no other organizational proceedings on the part of Investor are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by Investor and constitutes a valid and binding obligation of Investor and, assuming that this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Investor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

     Section 14.    Expiration.   This Agreement and the rights,
benefits, duties and obligations hereunder of the parties hereto and their successors and permitted assigns shall expire and be of no further force or effect on the date Investor no longer holds any Registrable Shares.

     Section 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telex, telegram or facsimile transmission or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to the Company, to:

          Chief Consolidated Mining Company
          Executive Offices
          500 Fifth Avenue, Suite 1021
          New York, New York 10010-1099
          Attention:  Leonard Weitz
          Facsimile: (212) 354-4044

          with a copy to:

          Howard F. Weitz, P.C.
          51 East 42nd Street
          New York, NY  10017
          Attention:  Howard F. Weitz, Esq.
          Facsimile No.: (212) 661-4314

     (b)  if to Investor, to:

          Dimeling, Schreiber & Park
          1629 Locust Street
          Philadelphia, PA  19103
          Attention: Richard R. Schreiber
          Facsimile No.:  (215) 546-9160

          with a copy to:

          Reed Smith Shaw & McClay LLP
          2500 One Liberty Place
          Philadelphia, PA  19103
          Attention: Lori L. Lasher, Esq.
          Facsimile No.:  (215) 851-1420

     Section 16.    Benefit and Assignment.

          (a) The terms and conditions of this Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns; provided, however, that, except as otherwise provided in this Section 16, this Agreement shall not be assignable by any party hereto except by operation of law or with the prior express written consent of the other parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. A permitted assignee of Investor is an Affiliate of Investor or any partner of Investor or its Affiliates; or an assignee to which the Company has consented, which consent shall not be unreasonably withheld and which shall be deemed granted if the Company has not refused in writing to consent within fifteen (15) days of receipt of Investor's notice to the Company of a proposed assignment.

          (b) If Investor shall transfer and assign shares of Common Stock to any Person in accordance with Section 16(a) otherwise than in Public Offering, Investor (or any Person who shall be a transferee or assignee pursuant to subsection
     (a)), as the case may be, may assign such portion of its rights and benefits under this Agreement as is necessary to permit such transferee to act in the stead of Investor hereunder; provided, however, that such Person shall agree in writing to be bound by the duties and obligations of Investor hereunder.

     Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard for principles of conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction and venue of the Courts of the Commonwealth of Pennsylvania and the County of Philadelphia and/or the United States District Court for the Eastern District of Pennsylvania, and appellate courts from any thereof, in connection with any action, suit or other proceeding arising out of or relating to this Agreement and, with respect to any such action, suit or other proceeding, waives any objection which such party may have at any time to the laying of venue of any such action, suit or proceeding and any objection which such party may have that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and each such party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at its respective address set forth herein, or by such other means as may be appropriate pursuant to applicable law.

     Section 18. Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute a single agreement.

     Section 19. Effective Date. This Agreement shall become effective upon the date of the Tranche A Closing, as defined in the Stock Purchase Agreement. In the event that the Stock Purchase Agreement is terminated prior to the Tranche A Closing, this Agreement shall become null and void.

        [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized on the date first above written.


CHIEF CONSOLIDATED MINING        DIMELING, SCHREIBER & PARK
COMPANY

By:                              By:
Name:                            Name:
Title:                           Title:

                         SCHEDULE 3.1

                              Capitalization.

     Outstanding options to purchase Chief Consolidated Mining Company common stock:
     *Director's options (3) @ $7 per share, expiring 08\08\06
180,000 shares
     *Director's options (3) @ $3.50 per share, expiring 09\9\04
180,000 shares
     Executive Director, Tintic Metals LLC-option @$4.88 per
share,
     Expiring 03\02\06                                  20,000
shares
     Mining Manager, Chief's properties-option @$3.50 per share,
     Expiring 08\08\06                                  20,000
shares
     Consultant's option (arising from services at $7 per share,
     expiring 12\31\99)                                 10,000
shares

                                                  410,000 shares

*Non-qualified stock options previously approved by shareholders of the Company

                          SCHEDULE 3.4
                Equity Investments; Subsidiaries.

     Name of Company                    Percentage of Ownership
     Tintic Utah Metals LLC                  75.0%
     Chief Gold Mines, Inc.                  100%
     Eagle & Bluebell Mining Company        99.0%
     American Star Mining Company            87.6%
     Eureka Mines                            63.8%
     East Crown Point Mining Company         61.5%
     Central Standard Consolidated Mines     22.7%



                          SCHEDULE 3.5
                       Financial Statements
     None



                          SCHEDULE 3.7
                              Assets
          None



                          SCHEDULE 3.8
            Patents, Trademarks and Copyrights, etc.


None




                          SCHEDULE 3.9
                            Litigation


None



                          SCHEDULE 3.10
                              Taxes



None


                          SCHEDULE 3.11
                    Contracts and Commitments.


     (i) Leonard Weitz, President & Chairman, - written employment agreement, as described in current Securities and Exchange Filings, expiring August 31, 2001 - Salary $175,000 per year.
     Leonard Weitz, also owes a remaining balance of $45,000 principal on November 7, 1995 on a loan of $50,000 made to him. Proceeds of that loan were applied to Leonard Weitz's exercise of qualified stock option plan. The total amount of the purchase was $100,000. Interest has been currently paid at the prime interest rate. Due date of the loan as extended is December 31, 2000.

     Paul Spor, Executive Director - Tintic Utah Metals LLC - oral agreement for salary of $110,000 per year.

     Adren Underwood, employed by Company as Manager-Utah Properties - oral agreement for salary of $50,000 per year. Adren Underwood, also owes a remaining balance of $35,420 on a $37,500 no interest loan arising from his exercise of qualified stock options in November, 1995. Due date of the loan as extended is December 31, 2000.

     (iii)  See schedule under 3.1 relating to stock options.


                          SCHEDULE 3.12
  Compliance with Law; Permits and Authorizations; Environmental and Safety Matters.



     None


                          SCHEDULE 3.16
                     Employee Benefit Plans


None


                          SCHEDULE 3.21
                            Insurance
 (coverage includes Chief Consolidated Mining Company, Chief Gold
Mines, Inc. and Tintic Utah Metals LLC)

     Chubb Commercial Umbrella:
     Commercial General Liability: with Chubb Custom Insurance
     Company -
     $1 million each occurrence
     $2 million aggregate
     Expires 02\01\00

     Automobile Liability: with American States Insurance Company of Texas -
     $1 million liability, $300,000 uninsured motorists, $1 million combined single limit
     Expires 02\01\00

     Employers Liability: with Utah State Fund
     $100,000 each accident, $500,000 each policy, $100,000 each employee
     Expires 02\01\00

     Directors, Officers and Corporate Insurance Liability
     Policy: (D&O Gold) with National Union Fire Insurance
     Company of PA (AIC Company)
     Liability limit $1 million
     Expires 11\04\00

                          SCHEDULE 3.23
                           Real Estate


     The Company is the owner of, or has a vested interest in, approximately 14,500 acres of patented mining ground in the Tintic Mining District, Juab and Utah Counties and approximately two hundred acres of unpatented mining claims in the same area. The Company, through its wholly owned subsidiary, Chief Gold Mines, Inc. is the owner of an additional 2,554 acres of patented mining properties, located in the East Tintic Mining District. Included in the Company's properties is approximately 8,500 acres of its patented ground and 200 acres of unpatented mining claims owned by Tintic Utah Metals LLC, a 75% owned subsidiary of the Company. Not included in Company's patented ground holdings are 320 acres owned by Central Standard Consolidated Mines in which the Company has a 22.7% ownership interest. Title to patented mining ground is land owned in fee and vested in the owner thereof; unpatented mining claims are possessory rights to land owned by the U.S. Government and are subject to annual rental payments and other conditions as to validity.

NEWS RELEASE
CHIEF CONSOLIDATED MINING COMPANY (NASDAQ-CFCM)
FOR RELEASE NOVEMBER 23, 1999
NEW YORK, NY

Chief Consolidated Announces Sale of Shares, subject to
Shareholders Approval

Chief Consolidated Mining Company announced today that it has entered into a Stock Purchase Agreement with Dimeling, Schreiber & Park (DS&P), a private investment partnership that makes equity investments in a broad range of middle market companies. Chief's announcement stated that the stock purchase agreement provides for the purchase by DS&P of shares of a new issue of Chief convertible common stock. The transaction is subject to the approval of Chief's shareholders which will be sought at a shareholders meeting to be held on December 29, 1999.

If the shareholders approve the transaction, the net proceeds from the initial investment by DS&P of $7 million will be used primarily to fund the operations of Chief's Trixie Mine, including rehabilitation of the concentrating mill, and to fund the initial development of the Holmansville area.

A spokesperson for Chief stated that details of the various aspects of the transaction, including DS&P's right to designate several directors to be elected at the December 29, 1999 meeting and other important matters will be contained in a proxy statement to be mailed to Chief shareholders prior to the meeting.

Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

This News Release contains statements which are not historical facts, and therefore are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, the following: the failure of the shareholders to approve the proposed transaction described herein, the net proceeds from the sale of stock to be received by Chief if the transaction is approved by the shareholders are not sufficient for the Company to complete the intended work and projects; even if the amount of funds from the stock sale is sufficient to complete the work and projects, the Company is unable to initiate profitable mining activities at the Trixie Mine and/or mining from the Homansville area is not commercially feasible. Refer to the Company's Form 10-QSB and 10-KSB reports filed with the Securities and Exchange Commission.

CONTACT:
LEONARD WEITZ
CHIEF CONSOLIDATED MINING COMPANY
212-354-4044



NEWS RELEASE
CHIEF CONSOLIDATED MINING COMPANY (NASDAQ-CFCM)
FOR RELEASE NOVEMBER 23, 1999

Chief Consolidated Announces Further Details Regarding Sale of
Shares

Chief Consolidated Mining announced further details regarding a Stock Purchase Agreement with Dimeling, Schreiber & Park (DS&P) that had first been announced earlier today. The agreement calls for the sale of 3,500,000 shares of a convertible common stock for $7,000,000 payable at the time of sale. The shares will be convertible into the Company's existing common stock on a one share for one share basis. DS&P has the right under the agreement to purchase an additional 5,000,000 shares of convertible common stock for $10,000,000 payable at the time of such sale. DS&P will determine whether or not to exercise this right based upon the progress of exploration and development of the Holmansville area located in the Tintic Mining District of Utah. DS&P's right to purchase the additional 5,000,000 shares expires December 31, 2002. A spokesperson for Chief stated that further details of the various aspects of the transaction will be contained in a proxy statement for the meeting of shareholders to be held on December 29, 1999, at which time shareholder approval of the transaction will be sought.


Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

This News Release contains statements which are not historical facts, and therefore are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, the following: the failure of the shareholders to approve the proposed transaction described herein, the net proceeds from the sale of stock to be received by Chief if the transaction is approved by the shareholders are not sufficient for the Company to complete the intended work and projects; even if the amount of funds from the stock sale is sufficient to complete the work and projects, the Company is unable to initiate profitable mining activities at the Trixie Mine and/or mining from the Homansville area is not commercially feasible. Refer to the Company's Form 10-QSB and 10-KSB reports filed with the Securities and Exchange Commission.


CONTACT:

LEONARD WEITZ

CHIEF CONSOLIDATED MINING COMPANY

212-354-4044